                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          DALRADA FINANCIAL CORPORATION
                   (FORMERLY IMAGING TECHNOLOGIES CORPORATION)
                 (Name of small business issuer in its charter)


                DELAWARE                                    38-3713274
                --------                                    ----------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                                      7363
                                      ----
                          (Primary Standard Industrial
                           Classification Code Number)


9449 Balboa Avenue, Suite 211, San Diego, California                92123
----------------------------------------------------                -----
(Address of principal executive offices)                          (Zip code)

         Registrant's Address and Telephone number, including area code:

                                   Brian Bonar
                             Chief Executive Officer
                          9449 Balboa Avenue, Suite 211
                               San Diego, CA 92123
                                 (858) 427-8700
           (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           18301 Von Karman, Suite 430
                            Irvine, California 92612
                                 (949) 851-9261


Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of each class of      Amount to be        Proposed     Proposed       Exercise     Proceeds to    Amount of
securities to be            registered  (1)     maximum      maximum        price per    DFCO           registration
registered                                      offering     aggregate      share (2)                   fee
                                                price per    offering
                                                share (2)    price
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------
Common Shares, par value
$.005 underlying secured     1,200,000(3)        0.725         870,000                                    $93.09
convertible debenture
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------

--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------
Total Registration Fee                                                                                    $93.09

--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------


1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a portion of the convertible debentures held by the selling stockholders.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Common stock issuable upon conversion of an aggregate of $5,000,000 in convertible debentures issued in connection with a June 2006 financing. Shares to be registered are equivalent to approximately 30% of the float outstanding as of December 31, 2006.

                            ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED January 31, 2007

                          Dalrada Financial Corporation
                        1,200,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 1,200,000 shares of Dalrada Financial Corporation's ("DFCO) common stock representing a portion of the shares underlying convertible notes in the principal amount of $5,000,000. The portion of shares to be registered are equivalent to approximately 30% of the float outstanding as of December 31, 2006. The convertible notes are basically convertible into common stock 75% of the average of the 5 lowest volume weighted average prices over the prior twenty trading days. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. These selling stockholders may be deemed underwriters of the shares of common stock which they are offering within the meaning of Section 2(a)(11) of the Securities Act. We will pay the expenses of registering these shares.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the OTC Bulletin Board under the symbol "DFCO". On January 30, 2007, the closing bid price of our Common Stock on the OTC Bulletin Board was $.65.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January 31, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

TABLE OF CONTENTS

                                  Section Title                            Page
                                                                             No.
                                                                           ----


Summary of Information in the Prospectus                                      5
Risk Factors                                                                  7
Use of Proceeds                                                              11
Market for Common Equity and Related Stockholder Matters                     12
Management's Discussion and Analysis or Plan of Operations                   13
Management                                                                   28
Executive Compensation                                                       30
Security Ownership of Certain Beneficial Owners and Management               31
Certain Relationships and Related Transactions                               33
Description of Securities                                                    34
Selling Stockholders                                                         34
Plan of Distribution                                                         36
Legal Proceedings                                                            37
Experts                                                                      38
Legal Matters                                                                38
Other Available Information                                                  38
Financial Statements                                                         39
Indemnification                                                              40

                               PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "Financial Statements". Unless otherwise indicated, this Prospectus assumes that none of DFCO's outstanding options or warrants have been exercised to create shares of DFCO's Common Stock.

                          DALRADA FINANCIAL CORPORATION


Dalrada Financial Corporation (OTCBB symbol: DFCO) ("DFCO" or the "Company") was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 9949 Balboa Avenue, Suite 210, San Diego, CA 92123. The Company's main phone number is (858) 427-8700.

We provide financial services to small and medium-size businesses. Our clients rely on us to provide services that relieve them from many of the day-to-day tasks that negatively impact their core business operations, such as payroll processing, human resources support, workers' compensation insurance, safety programs, employee benefits, and other administrative services.

On April 1, 2005, the Company contributed its wholly-owned subsidiary, Solvis Group, Inc. a Michigan corporation, to QPI, an 85%-owned subsidiary of the Company. QPI subsequently changed its name to The Solvis Group, Inc., a Nevada corporation ("Solvis"). Solvis operates several operating units, including CallCenterHR(TM), Solvis Financial Services, Solvis Medical Staffing and Solvis Home Health Care. Our temporary staffing services include on-demand or short-term staffing assignments, long-term or indefinite-term contract staffing and on-site management. This segment of our business is primarily devoted to medical, light industrial, and call center staffing.

All Staffing Inc, established in 1991, is a Professional Employer Organization
(PEO) located in Lansford, PA. The Company has clients in PA, NJ and NY. All Staffing provides comprehensive outsourcing of human resource and benefit administration, as well as payroll and tax processing as a co-employer with its client companies. All Staffing will undertake certain employment processes and administration for the benefit of all the Dalrada Financial companies.

Our business is predominantly related to staffing - staff leasing, temporary staffing and co-employment. We provide core services as well as a wide selection of employee and employer benefits, which we present as the Benefits Bank(TM). These aftermarket products include health insurance, business insurance, 401k plans, 125 cafeteria plan, tool reimbursement, deferred compensation programs, voluntary benefits, debit cards, and discount programs for employees.

THE OFFERING

---------------------------------------------------- ----------------------------------------------------------------
Securities Offered by Selling Shareholders           Up to 1,200,000 shares of common stock representing a portion of the common stock underlying convertible debentures in the aggregate amount of $5,000,000.

---------------------------------------------------- ----------------------------------------------------------------
Common Stock Outstanding after the offering          Up to 1,200,000 Shares

---------------------------------------------------- ----------------------------------------------------------------
Offering Price                                       The selling shareholders can sell the shares at any price.

---------------------------------------------------- ----------------------------------------------------------------
Use of Proceeds                                      This prospectus relates to shares of DFCO's common stock that may be offered and sold from time to time by the selling
                                                     stockholders.  We will not receive any proceeds from the sale of shares by the selling shareholders.  However, we will
                                                     receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders.  These funds will be used for ongoing operations.

---------------------------------------------------- ----------------------------------------------------------------
Market for our Common Stock                          Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "DFCO". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our
                                                     Common Stock.

---------------------------------------------------- ----------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 4,918,000 shares of common stock outstanding as of December 31, 2006 and assumes the subsequent conversion of a portion of the $5,000,000 issued convertible debentures, or 30% of the float.

On February 13, 2006, DFCO entered into a Subscription Agreement for $5,000,000, whereby we issued convertible debentures bearing 15% annual interest rate, two year due date, per the following: 1) $3,500,000 to the Longview Fund LP, 2) $1,005,000 to the Longview Equity Fund, LP, and 3) $495,000 to the Longview International Equity Fund, L.P.

The holders of the 15% convertible debentures may not convert its securities into shares of DFCO's common stock unless there is an event of a default. In the event of a default, the convertible debentures can be converted into shares of common stock with the conversion price per share being seventy five percent (75%) of the average of the five lowest volume weighted average prices of the common stock for the twenty (20) trading days prior to but not including the conversion date for the common stock. In addition, the holders may not convert its securities if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DFCO's common stock. The holders may waive this percent ownership restriction upon not less than 61 days notice to DFCO. Since the number of shares of DFCO's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DFCO's common stock prior to a conversion, the actual number of shares of DFCO's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

DFCO issued in conjunction with these convertible debentures, warrants to purchase 6,760,000 shares of common stock with at an exercise price of $.105 per share. The warrant expires in seven years.

The subscription agreement also provided for the issuance of an addition $2,545,093 in convertible debentures plus warrants to purchase 2,045,791 Shares of common stock in exchange for pre existing outstanding obligations (notes) of the Company. These securities have the same terms as the above referenced securities.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

AN INVESTMENT IN SHARES OF DFCO'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, WHICH SUMMARIZES ALL MATERIAL RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY DFCO'S COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, DFCO'S BUSINESS WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF DFCO'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

Our business has not been profitable in the past and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. See "Potential Fluctuation in Our Quarterly Performance." The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying the Company's June 30, 2006 financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company's ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. The Company plans to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing.

IF OUR QUARTERLY PERFORMANCE CONTINUES TO FLUCTUATE, IT MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a negative impact on our results of operations. We may experience significant quarterly fluctuations in revenues and operating expenses as we introduce new products and services. Accordingly, any inaccuracy in our forecasts could adversely affect our financial condition and results of operations. Demand for our products and services could be adversely affected by a slowdown in the overall demand for imaging products and/or financial and PEO services. Our failure to complete shipments during a quarter could have a material adverse effect on our results of operations for that quarter. Quarterly results are not necessarily indicative of future performance for any particular period.

SINCE MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE A REDUCTION IN MARKET SHARE AND REVENUES.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors' products and services, the performance of our products and of our competitors' products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively. Acquisitions involve a number of risks, including: integrating acquired products and technologies in a timely manner, integrating businesses and employees with our business, managing geographically-dispersed operations, reductions in our reported operating results from acquisition-related charges and amortization of goodwill, potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees, the diversion of management attention, the assumption of unknown liabilities, potential disputes with the sellers of one or more acquired entities, our inability to maintain customers or goodwill of an acquired business, the need to divest unwanted assets or products, and the possible failure to retain key acquired personnel.

Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock.

INCREASES IN HEALTH INSURANCE PREMIUMS, UNEMPLOYMENT TAXES, AND WORKERS' COMPENSATION RATES WILL HAVE A SIGNIFICANT EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

Health insurance premiums, state unemployment taxes, and workers' compensation rates are, in part, determined by our PEO companies' claims experience, and comprise a significant portion of our direct costs. We employ risk management procedures in an attempt to control claims incidence and structure our benefits contracts to provide as much cost stability as possible. However, should we experience a large increase in claims activity, the unemployment taxes, health insurance premiums, or workers' compensation insurance rates we pay could increase. Our ability to incorporate such increases into service fees to clients is generally constrained by contractual agreements with our clients. Consequently, we could experience a delay before such increases could be reflected in the service fees we charge. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

WE CARRY SUBSTANTIAL LIABILITY FOR WORKSITE EMPLOYEE PAYROLL AND BENEFITS COSTS.

Under our client service agreements, we become a co-employer of worksite employees and we assume the obligations to pay the salaries, wages, and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as a principal, not merely as an agent of the client company. Our obligations include responsibility for (a) payment of the salaries and wages for work performed by worksite employees, regardless of whether the client company makes timely payment to us of the associated service fee; and (2) providing benefits to worksite employees even if the costs incurred by us to provide such benefits exceed the fees paid by the client company. If a client company does not pay us, or if the costs of benefits provided to worksite employees exceed the fees paid by a client company, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on the our financial condition or results of operations.

AS A MAJOR EMPLOYER, OUR OPERATIONS ARE AFFECTED BY NUMEROUS FEDERAL, STATE, AND LOCAL LAWS RELATED TO LABOR, TAX, AND EMPLOYMENT MATTERS.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities as an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to us, such an application could have a material adverse effect on our financial condition or results of operations.

While many states do not explicitly regulate PEOs, over 20 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

THE MAINTENANCE OF HEALTH AND WORKERS' COMPENSATION INSURANCE PLANS THAT COVER WORKSITE EMPLOYEES IS A SIGNIFICANT PART OF OUR BUSINESS.

The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship, and on terms that we believe to be favorable. While we believe that replacement contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

OUR STANDARD AGREEMENTS WITH PEO CLIENTS ARE SUBJECT TO CANCELLATION ON 60-DAYS WRITTEN NOTICE BY EITHER THE COMPANY OR THE CLIENT.

Accordingly, the short-term nature of our client service agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

A NUMBER OF PEO INDUSTRY LEGAL ISSUES REMAIN UNRESOLVED WITH RESPECT TO THE CO-EMPLOYMENT AGREEMENT BETWEEN A PEO AND ITS WORKSITE EMPLOYEES, INCLUDING QUESTIONS CONCERNING THE ULTIMATE LIABILITY FOR VIOLATIONS OF EMPLOYMENT AND DISCRIMINATION LAWS.

Our client service agreement establishes a contractual division of responsibilities between our clients and us for various personnel management matters, including compliance with and liability under various government regulations. However, because we act as a co-employer, we may be subject to liability for violations of these or other laws despite these contractual provisions, even if we do not participate in such violations. Although our agreement provides that the client is to indemnify us for any liability attributable to the conduct of the client, we may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. Additionally, worksite employees may be deemed to be our agents, subjecting us to liability for the actions of such worksite employees.

IF THE SUPERIOR SECURITY INTEREST HELD BY IMPERIAL BANK IS REMOVED AND IF ALL OF THE LAWSUITS CURRENTLY FILED WERE DECIDED AGAINST US AND/OR ALL THE JUDGMENTS CURRENTLY OBTAINED AGAINST US WERE TO BE IMMEDIATELY COLLECTED, WE WOULD HAVE TO CEASE OUR OPERATIONS.

Throughout fiscal 2001, 2002 and 2003, and through the date of this filing, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $1.3 million. These actions in which any and all judgments against the Company have since been resolved and concluded.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

For several recent periods, up through the present, we had a net loss and negative working capital, which raises substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force, suspended some of our operations, and entered into new market segments (financial services), if we are unable to achieve the necessary revenues or raise or obtain needed funding, we may be forced to discontinue operations.

WE HAVE NOT REMAINED CURRENT IN OUR PAYMENT OF FEDERAL AND STATE INCOME AND OTHER PAYROLL-RELATED TAXES WITHHELD IN OUR PEO BUSINESS.

We have not been able to remain current in our payments of federal and state tax obligations related to our PEO operations. We are currently working with the Internal Revenue Service and state agencies to resolve these issues and establish repayment plans. If we are not able to establish repayment plans that allow us to continue our operations, we may be forced to cease doing business in the financial services marketplace. The amount due as of June 30, 2006 is approximately $11.1 million. All payroll tax payments have been make for the fourth quarter of 2006 and the first quarter of 2007

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
----------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

As of November 30, 2006, we had 4,917,527 shares of common stock issued and outstanding and convertible notes outstanding that may be converted into an estimated 10,400,000 shares of common stock at the current market prices of $.70, and outstanding warrants to purchase 6,760,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.

FUNDING BY ISSUING DEBT THAT CONVERTS AT EITHER A FIXED LOW PRICE OR AT A DISCOUNT MAY HAVE THE EFFECT OF SETTING A CEILING ON YOUR STOCK AS THE INVESTORS CONVERT AND SELL IN LARGE AMOUNTS.

Investors usually convert and sell at times when there is enough trading volume to absorb blocks of stock without driving the price of the stock down. This method of converting and selling into the market sometimes has the effect of preventing the price of the stock to rise, resulting in a temporary ceiling in the stock price. This ceiling has the possibility of remaining in place until the convertible note holders have fully converted out of their convertible notes.

RISKS RELATING TO OUR STOCK:

DFCO'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN DFCO'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN DFCO'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN DFCO'S STOCK.

DFCO's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

         o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
         o        The brokerage firm's compensation for the trade.
         o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

         o Monthly account statement that gives an estimate of the value of each penny stock in the investor's account.
         o A written statement of the investor's financial situation and investment goals.

Legal remedies, which may be available to the investor, are as follows:

         o If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.
         o If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.
         o If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

DFCO'S ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

DFCO anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DFCO does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DFCO's Board of Directors and will depend on DFCO's general business condition.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
--------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS
---------------

DFCO will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum DFCO would receive are proceeds of approximately $709,800.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that DFCO receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents DFCO's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. DFCO reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "DFCO". The following table sets forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Post Split
----------
                                              High           Low
                                              ----           ---
Year ended June 30, 2005
     First quarter                          $  0.94       $  0.46
     Second quarter                            0.60          0.36
     Third quarter                             0.76          0.40
     Fourth Quarter                            1.26          0.42

Year Ended June 30, 2006
     First quarter                          $  0.94       $  0.46
     Second quarter                            1.06          0.50
     Third quarter                             1.98          0.70
     Fourth quarter                            1.34          0.50

Year Ended June 30, 2007
     First quarter                          $  1.29       $  0.36
     Second quarter                            1.29          0.63


As of December 31, 2006, there were approximately XXX registered shareholders of DFCO's Common Stock and 4,917,527 shares issued and outstanding. Above prices reflect the reverse stock split which was effective on September 15, 2006

DIVIDENDS

We have not declared nor paid any cash dividends on our common stock since our inception. We currently intend to retain earnings, if any, after any payment of dividends on our 5% Convertible Preferred Stock, for use in our business and therefore, do not anticipate paying any cash dividends on our common stock.

Holders of the 5% Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually, commencing on October 15, 1986. DFCO has never declared nor paid any cash dividends on the 5% Convertible Preferred Stock. Dividends in arrears at June 30, 2004 were $421 thousand.

We do not anticipate paying dividends on the 5% Convertible Preferred Stock in the near future. However, the 5% Convertible Preferred Stock is convertible, at any time, into shares of DFCO common stock, at a price of $17.50 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, we shall reserve, and maintain authorized but un-issued shares of common stock, sufficient to cover the conversion of all shares of the 5% convertible preferred stock.

REVERSE STOCK SPLIT

On September 15, 2006, pursuant to shareholder authorization, we implemented a 1-for-200 reverse split of our common stock. All share and per share data in this Form SB2 have been retroactively restated to reflect this reverse stock split.

TRANSFER AGENT AND REGISTRAR

         DFCO's transfer agent is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 54107, with phone number of (801) 266-7151

                          SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                     Year ended June 30,        Three Months Ended September 30,
                                   2006              2005            2006              2005
                                ------------     ------------     ------------     ------------
                                         (Audited)*                      (Unaudited)
Gross Profit                    $      6,451     $      2,946     $      4,557     $        838
Total Operating Costs           $     11,190     $      6,926     $      3,872     $      1,672
                                ------------     ------------     ------------     ------------
Loss from Operations            $     (4,739)    $     (3,980)    $        685     $       (834)

Provision for Income Taxes
Other income (expenses), net    $      7,034     $       (259)    $     (3,982)    $        569
Net income( Loss)               $      2,295     $     (4,239)    $     (3,297)    $       (265)
                                ============     ============     ============     ============
Weighted average Common
Shares outstanding (diluted)      19,347,977        3,292,181        4,917,527        3,756,829
                                ============     ============     ============     ============

Net income (loss) per share     $        .35     $      (1.29)    $      (0.67)    $      (0.07)
                                ============     ============     ============     ============

Total Assets                    $     14,698     $      6,715     $     19,641     $      8,081
Total Liabilities               $     36,318     $     31,410     $     44,367     $     33,002
Shareholders' deficit           $    (21,620)    $    (24,695)    $    (24,874)    $    (24,921)


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION
--------------------------------------------------------------------------------

                       (in thousands, except share data)

The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included on Form 10-KSB for the year ended June 30, 2006. The statements contained in this Report on Form 10-QSB that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding: future product or product development; future research and development spending and our product development strategies, and are generally identifiable by the use of the words "may", "should", "expect", "anticipate", "estimates", "believe", "intend", or "project" or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by these forward-looking statements to be materially different from those predicted. The factors that could affect our actual results include, but are not limited to, the following: general economic and business conditions, both nationally and in the regions in which we operate; competition; changes in business strategy or development plans; our inability to retain key employees; our inability to obtain sufficient financing to continue to expand operations; and changes in demand for products by our customers.

OVERVIEW

We provide financial and human resource management services, including staffing services and PEO services. Staffing services revenues are generated primarily from short-term staffing, contract staffing, and on-site management. PEO service fees are generated from contractual agreements with clients under which we act as a co-employer of our client's workforce with responsibility for some or all of the client's human resource functions. We recognize revenues from our staffing services for all amounts invoiced, including direct payroll, employer payroll-related taxes, workers' compensation coverage and an administrative fee). PEO service fee revenues are recognized on a net basis in accordance with Emerging Issues Task Force No.99-19, "REPORTING REVENUES GROSS AS A PRINCIPAL VERSUS NET AS AN AGENT " ("EITF No.99-19"). Therefore PEO service fee revenues represent the gross margin generated from our PEO services after deducting the amounts invoiced to PEO customers for direct payroll expenses such as salaries, wages, health insurance and employee out-of-pocket expenses incurred incidental to employment. These amounts are also excluded from cost of revenues. PEO service fees also include amounts invoiced to our clients for employer payroll-related taxes and workers' compensation coverage.

Our business is conducted in California, Michigan, Colorado, Pennsylvania and Texas. In addition to seeking new markets, we expect to derive most of our revenues from our current markets for the near term. Any weakness in economic conditions or changes in the regulatory environments in these regions could have a material adverse effect on our financial results.

Our services and products are marketed through our operating divisions and subsidiaries. PEO services are marketed by Dalrada Financial Services (formerly Strategic Staff Leasing), and All Staffing (acquired subsequent to year -end). Our staffing services revenues are obtained by: Heritage Staffing and our Solvis subsidiary (which includes CallCenterHR, Solvis Medical Staffing, and Solvis Home Health Care).

Our business continues to experience some liquidity problems. Accordingly, year-to-year comparisons may be of limited usefulness as our business continues to experience rapid growth. Our current strategy is to expand our financial service business, including staff leasing, PEO services, and value added products and services to small and medium-size businesses.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying our June 30, 2006 financial statements included in Form 10KSB for the year ended June 30, 2006 includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to a working capital deficiency and negative net worth, which is exacerbated by our losses in prior years. In addition, we are late in our filing of payroll tax returns for certain of our PEO divisions and are delinquent on the payment of payroll tax withholdings. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of achieving profitability and renegotiating existing obligations. In addition, we continue to work with the Internal Revenue Service and State taxing Authorities to reconcile and resolve all open accounts and issues.

We have sought to reduce our debt through debt to equity conversions. In February 2006 we issued promissory notes for $7,545, which consisted of a rolling over of approximate $2,545 in existing debt and $5,000 in cash. The proceeds were used primarily to pay off promissory notes, convertible note debt, factoring debt, and other debt and to establish collateral backed ACH credit lines.

There can be no assurance that we will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet our capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to our shareholders. If adequate funds are not available, we may be required to delay, reduce or eliminate some or all of our planned activities, including any potential mergers or acquisitions. Our inability to fund our capital requirements would have a material adverse effect on the Company.

SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to allowance for doubtful accounts, value of intangible assets and valuation of non-cash compensation. We base our estimates and judgments on historical experiences and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts, estimated fair value of equity instruments used for compensation, estimated tax liabilities from PEO operations and estimated liabilities associated with worker's compensation liabilities. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included elsewhere in this Form l0-KSB.

REVENUE RECOGNITION

PEO SERVICE FEES AND WORKSITE EMPLOYEE PAYROLL COSTS

We recognize our revenues associated with our PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." Our revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, we changed our presentation of revenues from the gross method to an approach that presents our revenues net of worksite employee payroll costs (net method) primarily because we are not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, we take into consideration our estimates of the costs directly associated with our worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, our operating results are significantly impacted by our ability to accurately estimate, control and manage our direct costs relative to the revenues derived from the markup component of our gross billings.

Consistent with our revenue recognition policy, our direct costs do not include the payroll cost of our worksite employees. Our direct costs associated with our revenue generating activities are comprised of all other costs related to our worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

TEMPORARY STAFFING

We record gross revenue for temporary staffing. We have concluded that gross reporting is appropriate because we (i) have the risk of identifying and hiring qualified employees, (ii) have the discretion to select the employees and establish their price and duties and (iii) bear the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by our temporary employees. Temporary employees placed by us are our legal employees while they are working on assignments. We pay all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. We assume the risk of acceptability of our employees to our customers.

WORKERS' COMPENSATION RESERVES

We are self-insured for workers' compensation coverage in a majority of our PEO and staffing employees up to $250 per occurrence and up to an aggregate total of $4 million for plan year 2006, ended April 30, 2006, and up to $6 million for plan year ending April 30, 2007. Accruals for workers' compensation expense are made based upon our claims experience and a quarterly independent actuarial analysis, utilizing past experience, as well as claim cost development trends and current workers' compensation industry loss information. We believe the amount accrued is adequate to cover all known and unreported claims at June 30, 2006. However, if the actual costs of such claims and related expenses exceed the amount estimated, additional reserves may be required, which could have a material adverse effect on our operating results.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We are required to make estimates of the collectibility of accounts receivables. Management analyzes historical bad debts, customer concentrations, customer creditworthiness, current economic trends and changes in the customers' payment tendencies when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances may be required.

INTANGIBLE ASSETS AND GOODWIL

We assess the recoverability of intangible assets and goodwill annually and whenever events or changes in circumstances indicate that the carrying value might be impaired. Factors that are considered include significant underperformance relative to expected historical or projected future operating results, significant negative industry trends and significant change in the manner of use of the acquired assets. Management's current assessment of the carrying value of intangible assets and goodwill indicates there was no impairment as of September 30, 2006. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets.

SALES OF PRODUCTS

Revenue is recognized when earned. Our revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue, if any, is recognized ratably over the contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. Our software arrangements do not contain multiple elements, and we do not offer post contract support.

RESULTS OF OPERATIONS (IN $000)

THREE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2005

REVENUES

Total revenues were $36,958 and $12,029 for the three months ended September 30, 2006 and 2005, respectively; an increase of $24,929 (207%). The principal reason for the increase is due an overall increase in revenue in our staffing businesses.

STAFFING

Revenues from our staffing business units were $33,082 and $11,543 for the three months ended September 30, 2006 and 2005, respectively; an increase of $21,539 (187%). The principal reason for the increase is due to an increase in revenue from our staffing activities and our focus on this segment of our business - in California and in medical staffing.

PEO SERVICES

PEO revenues were $2,993 and $295 for the three months ended September 30, 2006 and 2005, respectively; an increase of $2,698 (915%) due primarily to the addition of new clients and associated worksite employees.

Under current GAAP rules, we are required to book PEO revenues on a net fee basis rather than as gross billed payrolls, which were approximately $12,000 during the three months ended September 30, 2006.

PRODUCTS AND MANGEMENT FEES

Sales of products and software were generated from sales of imaging products in Solvis (imaging unit) and from management fees charged to a related party. Products revenues were $883 and $191 for the three months ended September 30, 2006 and 2005, respectively; an increase of $692 (362%). The increase is principally due to increased management fees.

COST OF PRODUCTS SOLD

Costs of staffing for the three months ended September 30, 2006 and 2005 was $30,035 (91% of temporary staffing revenue) and $10,826 (94% of temporary staffing revenue), respectively. The increase in gross profit is due primarily to lower workers' compensation costs.

Cost of PEO services for the three months ended September 30, 2006 and 2005 was $2,355 (79% of PEO revenues) and $354 (120% of PEO revenues), respectively. The increase in gross profit is due primarily to lower workers' compensation costs.

Cost of products and software for the three months ended September 30, 2006 and 2005 was $11 (1% of product revenue) and $11 (6% of product revenue), respectively. The increase in gross profit was due to the significant growth in management fees.

OPERATING EXPENSES

Operating expenses for the three months ended September 30, 2006 and 2005 were $3,872 and $1,672, respectively; an increase of $2,200 (132%). The increase is due to expenditures associated with building our business infrastructure (systems and staff) to accommodate our anticipated revenue growth.

OTHER INCOME AND EXPENSE

Interest expense and financing costs for the three months ended September 30, 2006 and 2005 was $1,267 and $423 respectively; an increase of 844 (200%). The increase was principally due to the increase in the factoring of accounts receivable, (associated with the revenue growth primarily for staffing), the increase in debt associated with the February 2006 refinancing, the amortization of debt discount and debt issue cost associated with the February 2006 refinancing and a non-registration penalty.

GAIN ON EXTINGUISHMENT OF DEBT

During the three months ended September 30, 2006 and 2005, the Company recognized a gain on settlement of debt of $351 and $1,341, respectively, which resulted primarily from the write off of stale accounts payable and judgments. We based upon an opinion provided by independent legal counsel, have been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as settlement of debt.

CHANGES IN DERIVATIVES AND WARRANTY LIABILITIES

For the three months ended September 30, 2006, we recorded other expense of $30 and $2,889, related to the increase in value of the debt features and warrants. A tabular reconciliation of this adjustment follows:

For the three months ended September 30, 2006:

    $    2,889      expense, increase in value of warrant liability
    $       30      expense, increase in value of derivative liability
    ----------
    $    2,919      other income related to convertible debt

For the three months ended September 30, 2006, the Company recorded $519 of interest expense related to the accretion of debt related to the convertible financing.

For the three months ended September 30, 2006:

    $      519      of interest expense related to accretion of convertible debt
    ----------
    $      519      of interest expense related to convertible debt

The balance of the carrying value of the convertible debt as of September 30, 2006 is:

    $    1,605      original carrying value on convertible debt
    $     (228)     converted to equity
    $    1,403      accretion of convertible debt
    ----------
    $    2,780      September 30, 2006 carrying value of debt

The balance of the carrying value of the derivative liability as of September 30, 2006 is:

    $    2,717      original value of derivative liability
    $   (1,234)     income, decrease in value of derivative liability
    ----------
    $    1,483      June 30, 2006 value of derivative liability
    $       30      expense, increase in value of derivative liability
    ----------
    $    1,513      September 30, 2006 value of derivative liability

The balance of the carrying value of the warrant liability as of September 30, 2006 is:

    $    3,892      original carrying value of warrant liability
    $     (754)     income, decrease in value of warrant liability
    ----------
    $    3,138      June 30, 2006 value of warrant liability
    $    2,889      expense, increase in value of warrant liability
    ----------
    $    6,027      September 30, 2006 value of warrant liability

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our operations primarily through cash generated from operations, debt financing, and the sale of equity securities. Additionally, in order to facilitate our growth and future liquidity, we have made some strategic acquisitions.

As a result of some of our financing activities, there has been a significant increase in the number of issued and outstanding shares. During the year ended June 30, 2006 and the year ended June 30, 2005, we issued an additional 1,241,283 and 914,450 post split shares, respectively. These shares of common stock were issued primarily for corporate expenses in lieu of cash, for acquisition of businesses, for the conversion of convertible debentures and other debt, and for the exercise of warrants.

As of September 30, 2006, we had negative working capital of $29,365, an decrease in working capital of $4,449 since June 30, 2006.

The Company is late on filing payroll tax returns and owes approximately $18.5 million in payroll taxes. Net cash provided by operating activities was $1,801 for the three months ended September 30, 2006 as compared to net cash provided by activities of $991 for the three months ended September 30, 2005; an increase of $810. The principal reasons are the increase is due to us generating income from operation during the three months ended September 30, 2006.

Cash used in financing activities was $1,556 for the three months ended September 30, 2006 as compared to $704 for the three months ended September 30, 2005, a increase of $852 from the three months ended September 30, 2005. The primary reason for the increase was due to the paydown of notes payable during the three months ended September 30, 2006.

We have no material commitments for capital expenditures. Our 5% convertible preferred stock (which ranks prior to our common stock), carries cumulative dividends, when and as declared, at an annual rate of $50 per share. The aggregate amount of such dividends in arrears at September 30, 2006, was approximately $479.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. The report of our independent auditors accompanying our June 30, 2006 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the deficit in our working capital and net worth.

CONTINGENT LIABILITY

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made. During the fiscal year ended June 30, 2006, the Company recorded $530,000 in loss reserves , as opposed FY 2005 in which the Company recorded approximately $463,000 in loss reserves.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, except for the following.. As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. Our CEO, Brian Bonar, is also the CEO of Warning. As inducement to enter into this guarantee, we were given a non-cancelable 2-year payroll processing contract with ESI. Currently the $750 note payable is in dispute. Warning is claiming that certain representations made by ESI were not correct and is proposing that the purchase price be reduced, thus reducing the $750 note payable to $258. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

Warning Model Management, Inc. reached a settlement with Berryman & Henigar Enterprises, during the three months ended September 30, 2006, to pay the aggregate sum of $380, which has been paid in full. Accordingly, Dalrada's guarantee of this indebtedness in no longer applicable.

YEAR ENDED JUNE 30, 2006 COMPARED TO YEAR ENDED JUNE 30, 2005

REVENUES

Total revenues were $70,380 and $19,476 for the year ended June 30, 2006 and 2005, respectively; an increase of $50,904 (261%). The principal reason for the increase is due an overall increase in revenue in our staffing businesses.

Revenues of approximately $1.3 million were not recorded as a result of a dispute with a customer. $6.5 million of revenues were recorded as net fees only in accordance with EITF 99-19 GAAP requirements.

STAFFING

During fiscal 2005, certain staffing business units were renamed Solvis Group, Inc. Heritage Staff Leasing and Solvis revenues were $68,226 and $17,029 for the year ended June 30, 2006 and 2005, respectively; an increase of $51,197 (300%). The principal reason for the increase is due to an increase in revenue from our staffing activities and our focus on this segment of our business - in California and in medical staffing.

Due to a dispute with a customer, we elected not to book approximately $1.3 million in additional staffing revenues. However, costs associated with this activity have been included in our staffing cost of sales.

PEO SERVICES

PEO revenues were $1,382 and $1,930 for the year ended June 30, 2006 and 2005, respectively; a decrease of $548 (28%) due primarily to a decrease in our PEO customer base in California and our increased focus to expand our staffing business.

Under current GAAP rules, we are required to book PEO revenues on a net fee basis rather than as gross billed payrolls, which were approximately $6.5 million in the fiscal year.

PRODUCTS AND MANAGEMENT FEES

Sales of products and software were generated from sales of imaging products in Solvis (imaging unit) and from management fees charged to a related party. Products revenues were $772 and $517 for the year ended June 30, 2006 and 2005, respectively; an increase of $255 (49%). The increase is principally due to the recognition of a full year of management fees charged to a related party for the outsourcing of its human resources administration and payroll processing.

COST OF PRODUCTS SOLD

Costs of staffing for the year ended June 30, 2006 and 2005 was $62,897 (92% of temporary staffing revenue) and $15,010 (88% of temporary staffing revenue), respectively. The decrease in gross profit is due primarily to the dramatic increase in low margin staffing business and our election to provide these services with more aggressive pricing in order to achieve greater market penetration.

Cost of PEO services for the year ended June 30, 2006 and 2005 was $998 (72% of PEO revenues) and $1,424 (74% of PEO revenues), respectively. The increase in gross profit is due primarily to lower workers' compensation costs.

Cost of products and software for the year ended June 30, 2006 and 2005 was $34 (4% of product revenue) and $96 (19% of product revenue), respectively. The increase in gross profit was due to the significant growth in management fees.

OPERATING EXPENSES

Operating expenses for the year ended June 30, 2006 and 2005 were $11,190 and $6,750 and, respectively; an increase of $4,440 (66%). The increase is due to expenditures associated with building our business infrastructure (systems and staff) to accommodate our anticipated revenue growth, which was 261% greater than our prior fiscal year. Additionally we adjusted our accounting estimates, including legal and bad debt contingencies and other re-classifications, of approximately $3.2 million.

During the year ended June 30, 2005, we determined that the cost of our PhotoMotion patent was not recoverable and took a write-off related to the patent of $1,348.

OTHER INCOME AND EXPENSE

Interest expense and financing costs for the year ended June 30, 2006 and 2005 was $2,697 and $1709, respectively; an increase of 988 (58%). The increase was principally due to the increase in the factoring of accounts receivable, (associated with the revenue growth primarily for staffing), the increase in debt associated with the February 2006 refinancing and the payoff of accrued interest as part of the refinancing. See Note 8 of the attached financial statements for further explanation of the refinancing and related derivative costs.

Also associated with the February refinancing of debt was the loss on settlement of accrued interest, penalties and debt amounting to $908. There was no loss on settlements in 2005.

GAIN ON EXTINGUISHMENT OF DEBT

During the year ended June 30, 2006 and 2005, the Company recognized a gain on settlement of debt of $8,546 and $829, respectively. For the year ended June 30, 2006, the recognized gain of $4,120 related to the settlement of two notes payable to banks. (See Note 6 in attached financial statements) and a gain of $2,140 related to the settlement of notes payable and accrued interest with a former director (See Note 9 in attached financial statements). The remaining gain of $2,286 for the year ended June 30, 2006 and the gain of $829 for the year ended June 30, 2005 resulted primarily from the write off of stale accounts payable and judgments. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as settlement of debt.

GAIN FROM RECONCILIATION OF PAYROLL TAX LIABILITES TO TAXING AUTHORITIES

For the years ended June 30, 2006 and 2005, we recorded as other income an adjustment of accrued PEO payroll taxes payable of $1924 and $1,895, respectively, resulting from reconciliations of certain liabilities with the Internal Revenue Service and certain State taxing authorities of amounts due for delinquent payment of payroll tax liabilities. We continually update our estimate of the amount due related to delinquent payroll taxes and penalties as we receive correspondence or settlement agreements with the Internal Revenue Service and State taxing authorities; accordingly we recognized penalties and interest as of June 30, 2006 and 2005 $1,101 and $1,312, respectively.

CHANGES IN DERIVATIVES AND WARRANTY LIABILITIES

For the year ended June 30, 2006:

    $      754      income, decrease in value of warrant liability
    $    1,234      income, decrease in value of derivative liability
    ----------
    $    1,988      other income related to convertible debt

For the year ended June 30, 2006, the Company recorded $884 of interest expense related to the accretion of debt related to the convertible financing.

For the year ended June 30, 2006:

    $      884      of interest expense related to accretion of convertible debt
    ----------
    $      884      of interest expense related to convertible debt

The balance of the carrying value of the convertible debt as of June 30, 2006 is:

    $    1,605      original carrying value on convertible debt
    $     (228)     converted to equity
    $      884      accretion of convertible debt
    ----------
    $    2,261      June 30, 2006 carrying value of debt

The balance of the carrying value of the derivative liability as of June 30, 2006 is:

    $    2,717      original value of derivative liability
    $   (1,234)     income, decrease in value of derivative liability
    ----------
    $    1,483      June 30, 2006 value of derivative liability

The balance of the carrying value of the warrant liability as of June 30, 2006 is:

    $    3,892      original carrying value of warrant liability
    $     (754)     income, decrease in value of warrant liability
    ----------
    $    3,138      June 30, 2006 value of warrant liability

During the year ended June 30, 2006, the Company discussed with the lead investor the refinancing of certain convertible notes, including disputed amounts for accrued interest, penalties and note balances. As part of the funding described above we recognized an additional settlement of accrued interest, penalties and balances for $908. Please refer to Note 8 in the attached financial statements for additional detail.

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our operations primarily through cash generated from operations, debt financing, and the sale of equity securities. Additionally, in order to facilitate our growth and future liquidity, we have made some strategic acquisitions.

As a result of some of our financing activities, there has been a significant increase in the number of issued and outstanding shares. During the year ended June 30, 2006 and the year ended June 30, 2005, we issued an additional 1,241,283 and 914,450 post split shares, respectively. These shares of common stock were issued primarily for corporate expenses in lieu of cash, for acquisition of businesses, for the conversion of convertible debentures and other debt, and for the exercise of warrants.

As of June 30, 2006, we had negative working capital of $24,916, an increase in working capital of $1,864 since June 30, 2005.

The Company is late on filing payroll tax returns and owes approximately $18.5 million in payroll taxes. Net cash provided by operating activities was $2,148 for the year ended June 30, 2006 as compared to net cash used in activities of $4,351 for the prior-year period; an increase of $6,499. The principal reasons are the increase of $2,158 improvement in working capital (current assets less current liabilities) as the result of cost containment programs and the payoff of certain liabilities as part of the refinancing of February 2006. Also contributing was the payment of the worker's compensation premium and the worker's compensation deposit paid during the year ended June 30, 2005, which was absorbed during fiscal 2006 with the significant year to year growth.

Cash provided by financing activities was $1,039 for the year ended June 30, 2006 as compared to $4,482 for the year ended June 30, 2005, a decrease of $3,443 from the prior-year period. The primary reason for the decrease was the net effect of the February 2006 refinancing and payoff of certain liabilities as compared to increases in notes payable associated with new workers' compensation policies obtain in FY 2005.

We have no material commitments for capital expenditures. Our 5% convertible preferred stock (which ranks prior to our common stock), carries cumulative dividends, when and as declared, at an annual rate of $50 per share. The aggregate amount of such dividends in arrears at June 30, 2006, was approximately $474.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. The report of our independent auditors accompanying our June 30, 2006 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the deficit in our working capital and net worth.

CONTINGENT LIABILITY

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made. During the fiscal year ended June 30, 2006, the Company recorded $530 in loss reserves, as opposed FY 2005 in which the Company recorded approximately $463 in loss reserves.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, except for the following.. As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. Our CEO, Brian Bonar, is also the CEO of Warning. As inducement to enter into this guarantee, we were given a non-cancelable 2-year payroll processing contract with ESI. Currently the $750 note payable is in dispute. Warning is claiming that certain representations made by ESI were not correct and is proposing that the purchase price be reduced, thus reducing the $750 note payable to $258. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

Warning Model Management, Inc. reached a settlement with Berryman & Henigar Enterprises, subsequent to June 30, 2006, to pay the aggregate sum of $380, which has been paid in full. Accordingly, Dalrada's guarantee is no longer applicable.

Subsequent Event

Effective January 1, 2007, pursuant to an agreement between Dalrada and Solvis, Solvis will transfer its staff leasing subsidiary and its investment in an insurance company to Dalrada. Dalrada will transfer its Heritage Staffing subsidiary to Solvis and return all but 9.9% of its ownership in Solvis. The effect of the transaction will be reported on the respective financial reports of Dalrada and Solvis.

DESCRIPTION OF BUSINESS

Dalrada Financial Corporation (OTCBB symbol: DFCO) ("DFCO" or the "Company") was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 9949 Balboa Avenue, Suite 210, San Diego, CA 92123. The Company's main phone number is (858) 277-5300.

We provide financial services to small and medium-size business. Our clients rely on us to provide services that relieve them from many of the day-to-day tasks that negatively impact their core business operations, such as payroll processing, human resources support, workers' compensation insurance, safety programs, employee benefits, and other administrative services.

Our business is predominantly related to staffing - staff leasing, temporary staffing and co-employment. We provide core services as well as a wide selection of employee and employer benefits, which we present as the Benefits Bank(TM). These aftermarket products include health insurance, business insurance, 401k plans, 125 cafeteria plan, tool reimbursement, deferred compensation programs, voluntary benefits, debit cards, and discount programs for employees.

FINANCIAL AND HUMAN RESOURCES SERVICES

We provide a variety of financial, staffing, professional employer organization outsourcing (PEO) and human resources services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, employee benefits administration, risk management and human resource administration. These financial services relieve existing and potential customers of the burdens associated with personnel management and control.

As a human resource department and strategic business partner for our clients, our service offerings allow our clients to:

         o comply with ever evolving complex employment related regulatory and tax issues;
         o increase productivity by improving employee satisfaction and retention;
         o reduce payroll expenses with lower workers' compensation costs; and
         o focus on core business activities instead of human resource matters.

We also provide our products and services through our subsidiaries and divisions: SourceOne Group, Inc. ("SOG"), Heritage Staffing and The Solvis Group, Inc., ("Solvis"). Solvis operates several operating units, including CallCenterHR(TM), Solvis Financial Services, Solvis Medical Staffing and Solvis Home Health Care.

Our temporary staffing services include on-demand or short-term staffing assignments, long-term or indefinite-term contract staffing and on-site management. This segment of our business is primarily devoted to medical, light industrial, and call center staffing.

In a co-employment or PEO contract arrangement, we become a co-employer of the client's existing workforce and assume some or all of the client's human resource management responsibilities. Our product and services mix is similar, but the relationship with our PEO client is characterized by shared responsibility for employees.

IMAGING PRODUCTS

In January 2003, we completed the acquisition of a controlling interest in shares of Quik Pix, Inc. ("QPI"), located in Anaheim, California. At the time of acquisition, QPI's principal business was providing products and services associated with visual marketing support. QPI revenues consist primarily of developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion Images(TM), ("PhotoMotion") which is a patented color medium of multi-image transparencies. DFCO moved its ColorBlind(TM) software business into QPI.

In July 2005, QPI acquired The Solvis Group, Inc. ("Solvis") from DFCO and changed its name to The Solvis Group and its trading symbol to SLVG. Solvis currently trades on the Pink Sheets(R).

MARKET OVERVIEW - FINANCIAL AND HUMAN RESOURCES SERVICES

The burdens placed on small and medium-sized employers by the complex legal and regulatory issues related to human resources management caused our industry segment to grow beginning in the 1980's. While various service providers have been available to assist these businesses with specific tasks, companies like ours emerged as providers of a more comprehensive range of services relating to the employer/employee relationship. We assume broad aspects of the employer/employee relationship for our clients. Because we provide employee-related services to a large number of employees, we provide economies of scale that provide our clients employment-related functions more efficiently, provide a greater variety of employee benefits, and devote more attention to human resources management.

We believe that the demand for our services is driven by (1) the trend by small and medium-sized businesses toward outsourcing management tasks outside of core competencies; (2) the difficulty of providing competitive health care and related benefits to attract and retain employees; (3) the increasing costs of health and workers' compensation insurance coverage and workplace safety programs; and (4) complex regulation of labor and employment issues and the related costs of compliance.

MARKET OVERVIEW - IMAGING PRODUCTS

During FY 2006 we continued to operate a business unit, Quik Pix (a division of The Solvis Group) to market our proprietary imaging products and to provide photographic services to selected clientele.

ColorBlind software is a suite of software applications, which allow users to build color profiles of images in order to insure accurate output on digital devices such as printers, plotters, scanners, monitors, and cameras.

Photomotion is a patented process for adding multiple images to backlit static displays that appear to change as the viewer passes by the image. The PhotoMotion process uses existing original art to create an illusion of movement; and allows for separate and distinct image displays. It allows for three to five distinct images to be displayed within an existing light box. Images appear to change or "morph" as the viewer passes the display.

We offer a spectrum of services allowing a client to produce color visuals (digital and photographic). We also offer a full range of color laboratory reproduction services.

The Company is in the process of selling this business unit to another company, with a planned closing of the transaction to happen sometime in February 2007.

FINANCIAL AND HUMAN RESOURCE SERVICES

STRATEGIC OBJECTIVE

Our long-term strategic objective is to becoming a leading provider of human resource outsourcing services for small and medium-sized businesses. We differentiate our strategic position by offering a full spectrum of staffing services. The integrated nature of our platform assists our clients and customers in strengthening their organizational structure to meet their business objectives. Our operating and growth strategies are described below.

OPERATING STRATEGY

SALES: Our selling premise is that the aggregate cost providing human resources support in-house or purchasing separate services from multiple vendors is greater than the cost of purchasing from one independent source. We believe that we offer cost savings and managerial efficiencies to clients. Companies with multiple vendors often fail to realize the benefits and economies of scale of having a single, integrated source of human resource services.

We provide a broad range of human resource management tools and related financial services that meet critical personnel needs. Our solutions allow clients to maximize the value realized from integrating human resource needs by establishing a partnership with a single vendor.

OPERATIONAL EFFICIENCIES: We recently reorganized our senior management into four regions in order to decentralize our management philosophy and structure to enhance our client contact and response. Our experienced senior managers possess the technical and management skills to be proactive in addressing the marketplace as well as being responsive to client needs. We believe that this investment in the re-organized structure and in the hiring of industry experienced senior managers will provide us with a platform to grow our business.

WORKERS COMPENSATION AND RISK MANAGEMENT: We have committed to minimize workers' compensation risk through disciplined underwriting processes. Our risk managers corroborate the underwriting data by assessing the candidate's operating culture, workplace safety standards and human resource administration philosophies, including compensation rates and benefit levels. If the client's safe-work culture or adherence to workplace safety procedures declines to unsatisfactory levels, we reserve the right to terminate the relationship under the terms of our contract.

We provide workers' compensation insurance through an independent carrier and coordinate rates, compliance, claims, safety programs, and medical review. We provide coverage through an A-rated national carrier and take responsibility for payment of premiums and the deposit of adequate reserves against claims.

GROWTH STRATEGY

EXPAND REGION AND BRANCH OFFICE OPERATIONS. Our strategy is to increase penetration of our existing markets by enhancing our reputation and increasing brand awareness in the regions and cities in which we operate. We believe that there is substantial opportunity to further penetrate these territories by the effective use of insurance broker networks, referrals, and marketing efforts within the local business community.

INCREASE VALUE-ADDED PRODUCTS AND SERVICES. We believe that our partnership philosophy provides us with the opportunity to expand our staffing services and add on services. We will be able to continue our base level of service fees per client employee and to increase our business through products and programs such as employee benefits, which are expected to provide incremental profits and to improve client retention.

INFORMATION systems. We have invested in new payroll processing systems, financial information systems and related process management systems during this past year. We intend to add a comprehensive human resource management system during the next year. The combination of these efforts are expected to provided us with a scalable platform to enable efficient growth. The systems will allow our customer service and human resource personnel to increase productivity while maintaining high levels of quality service.

STRATEGIC ACQUISITION. In May 2006 we acquired Strategic Staff Leasing, Inc., a Dallas, Texas-based provider of benefits and PEO services. In September 2006 we acquired All Staffing, Inc.- a PEO serving Pennsylvania, New Jersey and New York. All Staffing billed approximately $100 million in non-GAAP gross revenues for 2005. We expect to continue to seek acquisitions that will effectively support our growth strategy.

PRODUCTS AND SERVICES.

Our business provides a broad range of services associated with human resources management. These include benefits and payroll administration, health and workers' compensation insurance programs, voluntary benefits programs, personnel records management, employer liability management, employee recruiting and selection, performance management, and training and development services.

We perform a wide variety of processing and record keeping tasks, mostly related to payroll administration and government compliance. Specific examples include payroll processing, payroll tax deposits, quarterly payroll tax reporting, employee file maintenance, unemployment claims processing, workers' compensation claims management and reporting and safety programs.

We provide workers' compensation insurance through independent carriers and coordinate rates, compliance, claims, safety programs, and medical review. We provide coverage through an A-rated national carrier and take responsibility for payment of premiums and the deposit of adequate reserves against claims.

We sponsor benefit plans including individual and group health coverage, 401(k) and 125-Flex plans, and others. We are responsible for the costs and premiums associated with these plans, act as plan sponsor and administrator of the plans, negotiate the terms and costs of the plans, maintain the plans in accordance with applicable federal and state regulations, and serve as liaison for the delivery of such benefits to worksite employees.

We provide a variety of personnel management services, which provide our client companies access to resources normally found in the human resources departments of larger companies. Our client companies have access to a personnel guide, which sets forth a systematic approach to administering personnel policies and practices and is often customized to fit a client company's particular work culture/environment. We assume many employment-related responsibilities associated with administrative functions and benefit plans administration. Upon request, we can also provide our clients guidance on avoiding liability for discrimination, sexual harassment, and civil rights violations. We employ counsel specializing in employment law.

Our business represents a distribution channel for a wide variety of employer and employee benefit programs such as 401(k) plans, 125-Flex plans, legal services, tax consulting, payroll advances, and insurance programs. Our intention is to expand our business through offering a variety of financial services.

Our Company is growing rapidly, but profit margins are small. Consequently, profitability depends on (1) economies of scale leading to greater operating efficiencies; and (2) value-added services such as training, education, Internet support, and other services that may be used by employers and employees.

The income model for the service segment of our business generally revolves around fees charged for our services. While gross profit is low, gross revenues are generally substantial. To this end, the Company intends to pursue acquisitions of small firms and strategic alliances with similar companies as ours.

STAFFING SERVICES

Staffing services include on-demand or short-term staffing assignments, contract staffing, long-term or indefinite-term on-site management, and human resource administration:

Short-term staffing involves demands for employees caused by such factors as seasonality, fluctuations in customer demand, vacations, illnesses, parental leave and special projects.

Contract staffing refers to providing employees for our clients for a period of more than three months or an indefinite period.

We employ an experienced on site manager at a client's place of business under certain contractual arrangements. The manager is responsible for conducting all recruiting, screening, interviewing, testing, hiring and employee placement functions at the client's facility for a long-term or indefinite period.

We use a variety of methods to recruit our work force for staffing services. The employee application process may include an interview, skills assessment test, reference verification, and background checks. We use a pre-employment screening process to find and select applicants who are appropriately qualified for employment.

We have not experienced any material liability due to claims arising out of negligent acts or misconduct by our staffing services employees by staffing employees that are not under our direct control while working at a customer's business.

PEO SERVICES

In certain circumstances, we become a co-employer of the client's existing workforce in a PEO contract and assume responsibility for some or all of the human resource management responsibilities, including payroll and payroll taxes, employee benefits, health insurance, workers' compensation coverage, workplace safety programs, compliance with federal and state employment laws, labor and workplace regulatory requirements, and related administrative responsibilities. We have the right to hire and fire our worksite employees, while the client's management remains responsible for recruiting, work assignments, supervision and training.

Prior to entering into a co-employer arrangement, we perform an analysis of the potential client's actual personnel and workers' compensation costs based on information provided. We recommend safety improvement procedures and equipment following a risk assessment. The potential client must agree to implement recommended changes as part of the co-employer arrangement.

Most service agreements provide for an initial term of one year with renewal provisions. Our agreements generally permit cancellation by either party upon 30 days' written notice. In addition, we may terminate the agreement at any time for specified reasons, including nonpayment or failure to comply with our workplace safety requests or as the result of worsening safety record or OSHA violations. The form of PEO services agreement also provides for indemnification of us by the client against losses arising out of any default by the client under the agreement, including failure to comply with any employment-related, health and safety, or immigration laws or regulations.

IMAGING PRODUCTS AND SERVICES

During FY2006 we continued to provide imaging products and services through Quik Pix, a division of The Solvis Group. This business segment includes our proprietary ColorBlind color management software, our patented PhotoMotion Visual Images, and photographic services.

SALES AND MARKETING

Sales efforts are conducted by our regional and branch managers and by local sales representatives, often coupled with ties with insurance brokers. Our corporate office is responsible for product development, product management and the development of sales materials. Our sales activities are primarily focused on branch-level business relationships. Referrals by insurance brokers have been an important contributor in building our sales.

COMPETITION

The financial and human resources services business is highly competitive, with over 800 firms operating in the U.S. There are several staffing services firms that operate on a nationwide basis with revenues and resources far greater than ours, such as Manpower, Inc and Kelly Services, Inc; in addition, we compete with local and regional staffing firms for customers and employees. The competitive factors that dominate the industry include price and quality placements of employees in a timely manner. We price our services competitively, provide premier customer service and manage the placement process.

Some large PEO companies are owned by insurance carriers and some are public companies whose shares trade on NASDAQ, including Administaff, Inc., Team Staff, Inc., Barrett Business Services, Gevity HR, Inc. and Staff Leasing, Inc. Competition includes staffing firms, payroll processors and financial services firms. As workers compensation insurance is often the key element in a client's decision to engage a PEO, competition among PEOs is often on the availability of cost competitive insurance. Our competitive position is enhanced by having a high deductible workers compensation plan with an A rated carrier Our procedures to manage claims had resulted in a low claims loss experience in the last fiscal year.

The markets for our imaging products and services are also highly competitive and rapidly changing. Our ability to compete in our markets depends on a number of factors, including the success and timing of product and services introductions by us and our competitors, selling prices, performance, distribution, marketing ability, and customer support.

WORKERS' COMPENSATION PROGRAM

Workers' compensation is a principal service we provide. We, as employer of record, are responsible for applicable statutory compliance for workers' compensation coverage. Our risk management activities are closely related to our underwriting approach.

INSURANCE FOR WORKERS' COMPENSATION. In April 2005, we obtained a high deductible policy with an A rated national carrier in order to manage our financial exposure from catastrophic injuries and fatalities. Regulations governing self-insured employers often require the employer to maintain surety deposits of government securities, letters of credit or other financial instruments to cover workers' claims in the event the employer is unable to pay for such claims.

Our excess workers' compensation insurance annual policy provided coverage for single occurrences exceeding $250,000 with an aggregate stop loss provision of $4,000,000. We were required to post a $2.625 million reserve with the carrier from which claims would be paid until all claims are settled. As of the end of the policy year, ending April 30, 2006, based upon an independent actuary report, we reserved $615,000 in pending claims against the remaining collateral fund; producing an approximate $1.8 million in excess reserves.

For the next policy year beginning May 2006, the carrier slightly raised our stop loss rates, but required us to deposit only $1.6 million in the claims collateral fund as the result of our low claims experience in the prior year. However we are anticipating that, despite our risk management program and claims management program, we may not be able to duplicate the low claims experience of 2006 and may trend closer to traditional loss experiences of the general population.

CLAIMS MANAGEMENT . Our workers' compensation expense is tied directly to the incidence and severity of workplace injuries. We attempt to contain workers' compensation costs through an aggressive claims management process. We employ a managed-care system to minimize medical costs and income loss costs by assigning injured workers, as provided for in certain service agreements with our clients, to short-term assignments which are safe for the injured worker. We utilize TPAs for principal claims management expertise. Typical management procedures include performing thorough and prompt on-site investigations of claims filed by employees, working with physicians to encourage efficient medical management of cases, denying questionable claims and attempting to negotiate early settlements to eliminate future case development and costs.

WORKERS' COMPENSATION INSURANCE COSTS . The costs associated with our high deductible workers' compensation program include case reserves for reported claims, an additional expense provision for potential future increases in the cost of open injury claims, fees payable to our TPAs, administrative fees payable to state and federal workers' compensation regulatory agencies, premiums for excess workers' compensation insurance, and legal fees.

WORKERS' COMPENSATION CLAIMS EXPERIENCE AND RESERVES: We recognize our liability for the ultimate payment of incurred claims and claims adjustment expenses by accruing liabilities which represent estimates of future amounts necessary to pay claims and related expenses with respect to covered events that have occurred. When a claim involving a probable loss is reported, our TPA establishes a case reserve for the estimated amount of ultimate loss. The estimate reflects an informed judgment based on established case reserving practices and the experience and knowledge of the TPA regarding the nature and expected value of the claim, as well as the estimated expense of settling the claim, including legal and other fees and expenses of administering claims. The adequacy of such case reserves depends on the professional judgment of each TPA to properly and comprehensively evaluate the economic consequences of each claim. On an aggregate basis, we have established an additional reserve for both future adverse loss development in excess of initial case reserves on open claims.

As part of the case reserving process, historical data is reviewed and consideration is given to the anticipated effect of various factors, including known and anticipated legal developments, inflation and economic conditions. We have engaged an independent actuary to assist management in estimating the total future costs of claims, including potential future adverse loss development. We believe our total accrued workers' compensation claims liabilities at June 30, 2006, are adequate. It is possible, however, that our actual future workers' compensation obligations may exceed the amount of our accrued liabilities, with a corresponding negative effect on future earnings, due to such factors such as unanticipated adverse loss development of known claims, and to a much lesser extent, if any, of claims incurred but not reported.

OPERATIONS

Our corporate headquarters facility in San Diego, California houses most of our administrative operations. Human resource services operations are conducted from the Company's headquarters offices and branch offices in Michigan (3), California (4), Colorado, Texas, and Pennsylvania (2). All of our offices are leased.

INTELLECTUAL PROPERTY

We have obtained U.S. registration for several of our trade names or trademarks, including ColorBlind, Photomotion Images, MedicalHR, CallCenterHR, SourceOne Group, and The Benefits Bank. These trade names are used to distinguish our products and services in the markets we serve.

If we fail to establish that we have not violated any asserted rights of others, we could be prohibited from marketing the associated product and/or services, and we could be liable for damages. We rely on a combination of trade secret, copyright and trademark protection, and non-disclosure agreements to protect our proprietary rights.

Software products related to our imaging operations are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints. We hold the patent for Photomotion. These products exist in a rapidly changing business environment. Consequently, we believe the effectiveness of patents, trade secrets, and copyright protection is less important in influencing long term success than the experience of our employees and our contractual relationships.

MANUFACTURING, PRODUCTION, AND SOURCES OF SUPPLY: - IMAGING PRODUCTS

We manufacture our software products and imaging products in-house and through selected outside vendors.

RESEARCH AND DEVELOPMENT - IMAGING PRODUCTS

Some of our imaging products are characterized by rapidly evolving technology, frequent new product introductions, and significant price competition. We have entered into no formal projects in research and development for several years; however, we do make modifications to existing products on an as-needed basis to maintain their currency.

GOVERNMENT REGULATION

While many states do not explicitly regulate companies like ours, over 20 states have passed laws that have licensing or registration requirements for professional employer organizations ("PEO"), which is a component of our business. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. We estimate that the annual cost of compliance with these regulations is approximately $250,000.

EMPLOYEES

Our Company (including subsidiaries, but not including employees pursuant to staffing and/or co-employer client contracts) employed a total of 75 individuals worldwide as of September 30, 2006. Of this number, 30 were involved in sales and marketing, 13 in corporate administration and finance, 40 were in human resources, payroll, and benefits administration, and 2 in technical support. There is no union representation for any of our employees.

DESCRIPTION OF PROPERTY

DFCO owns no real property. We lease or month-to-month rent all corporate and branch office facilities. At June 30, 2006, our leases had expiration dates ranging from less than one year to five years with total minimum payments through 2011 of approximately $1.38 million.

SUBSEQUENT EVENT

Effective January 1, 2007, pursuant to an agreement between Dalrada and Solvis, Solvis will transfer its staff leasing subsidiary and its investment in an insurance company to Dalrada. Dalrada will transfer its Heritage Staffing subsidiary to Solvis and return all but 9.9% of its ownership in Solvis. The effect of the transaction will be reported on the respective financial reports of Dalrada and Solvis.

SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS ANNUAL MEETING OF STOCKHOLDERS HELD ON MAY 25, 2006

At the Company's annual meeting of stockholders, held on May 25, 2006, the following proposals were voted upon and approved:

1. The election of five persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2. To approve an amendment to the Certificate of Incorporation in order to effect a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each two hundred outstanding shares of Common Stock;

3. To ratify the appointment of Pohl, McNabola, Berg and Company, LLP, as the Company's independent auditors for the fiscal year ending June 30, 2006; and

4. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The reverse split (Item 2 above) became effective as of September 15, 2006.

MANAGEMENT AND MEMBERS OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS AND MEMBERS OF THE BOARD OF DIRECTORS The directors and executive officers of the Company, their ages and positions with the Company as of December 31, 2006 are as follows:

Name                Age     Since       Director Title
----                ---     -----       --------------

Brian Bonar         59      1995        Director and Chief Executive Officer
Richard H. Green    70      2000        Director
Paul F. Muscenti    69      2006        Director
Robert T. Baker     70      2006        Director
Jim Ellis           77      2006        Director
Stan Hirschman      60      2006        Director
David P. Lieberman  62      2006        Chief Financial Officer

BRIAN BONAR has served as a director of the Company since August 1995 and became the Company's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994 as the Company's Vice President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President and, in July 1997, was appointed as the Company's President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed and located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

DR. RICHARD H. GREEN has served as a director since September 2000. He is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green currently is a member of the Governing Board of Pasadena City College. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

PAUL F. MUSCENTI has served as a director of the Company since October 2006. Mr. Muscenti is Chairman of the Board of Arizona Bank and Trust in Phoenix, Arizona. A public company that increased by $70 million after an acquisition of Bank of the Southwest. It is a full-service financial institution and offers a wide range of financial services, including the acceptance of checking, savings and certificates of deposit, and the making of residential mortgage loans, commercial real estate loans, consumer loans, commercial non-real estate loans, construction loans, and other loans. His background includes service as Chairman of Bank of the Southwest, director of M&I Bank of Arizona, and President and CEO of FIRSTAR Metropolitan Bank and Trust. He holds undergraduate and graduate degrees from The University of Washington.

Robert T. Baker is President and CEO of Unity Marketing, Inc., a Visa and MasterCard merchant processing company and marketer of Unity Bankcard. Previously, he was President/CEO of United Sunburst Solar, a solar energy sales company in Southern California. He is a graduate of San Diego State University.

Jim Ellis, is a retired California State Senator, businessman, and naval officer. He served on the San Diego City Council from 1973-1976; in the California State Assembly from 1976-1980; and in the California State Senate from 1980-1988. He served on the California Agricultural Labor Relations Board from 1988-1992. He was founder and President of Pacific Car Rental and Leasing from 1970-1976. Mr. Ellis had a distinguished military career from 1950-1970, earning The Distinguished Flying Cross (2), a Bronze Star, 11 Air Medals, and the Navy Commendation Medal (3). He retired as a Commander from the U.S. Navy in 1970. He holds undergraduate and graduate degrees from the U.S. Naval War College.

Stanley Hirschman has been President of CPointe Associates, a Plano, Texas based executive management and consulting firm since 1997. CPointe specializes in business solutions for companies with emerging technologies and is well-versed in the challenges of regulated corporate governance. He is also chairman of the board of Bravo! Brands, Inc and Oxford Media Corporation, a director of Axion Power International, and is a former chairman of Mustang Software, Inc. While at Mustang, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 296 retail store software chain, from 1989 until 1996. He also had senior executive management position with T.J. Maxx, Gap stores and Banana Republic. Stan is a member of the National Association of Corporate Directors, participates regularly in the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance program. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

David P. Lieberman has been appointed as Chief Financial Officer as of October 2006. Mr. Lieberman also serves as a member of the Board of Directors of the Company which became effective on March 1, 2006. Mr. Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Previously, Mr. Lieberman was the President of Lieberman Associates from 2000 to 2003 where he acted as the Chief Financial Officer for various public and non-public companies located in NV and CA. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid for services rendered during the fiscal years ended June 30, 2006, 2005 and 2004, respectively, to Dalrada's Chief Executive Officer, President and Chief Financial Officer during such period.

                                          SUMMARY COMPENSATION TABLE

                                                              Non-Equity     Nonqualified
Name and                                   Stock     Option   Incentive      Deferred
principal              Salary    Bonus     Awards    Awards   Plan Compen-   Compensation    All Other           Total
position         Year  ($)       ($)       ($)       ($)      sation ($)     Earnings ($)    Compensation ($)    ($)
(a)              (b)   (c)       (d)       (e)       (f)      (g)            (h)             (i)                 (j)
----------------------------------------------------------------------------------------------------------------------
Brian Bonar      2006  $588(3)   $183(4)   $252                                              $91
                 2005  $282      $0                                                          $0
                 2004  $157                                                                  $150

Robert A.        2006  $75
Dietrich

James R Downey   2004  $100                                                                  $20

Randall Jones    2006
                 2005  $120      $40



(1) Mr. Downey joined the Company effective January 6, 2003 and resigned effective January 1, 2004
(2)  Mr. Jones resigned as Chief Operating Officer effective April 15, 2006.
(3) Mr. Bonar received salary compensation during FY2006 not paid in 2003-($63), 2004-($129) and 2005-($30).
(4) Mr. Bonar received bonus compensation during 2006 not paid in 2004-($5) and 2005-($37).


OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of the completed fiscal year.

                                           OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
                          OPTION AWARDS                                                     STOCK AWARDS
          -------------------------------------------------------------    ---------------------------------------------------------
                                                                                                                     Equity
                                                                                                                     Incentive Plan
                                                                                                    Equity           Awards: Market
          Number                    Equity Incentive                                    Market      Incentive Plan   or Payout
          of          Number of     Plan Awards:                            Number of   Value of    Awards: Number   Value of
          Securities  Securities    Number of                               Shares or   Shares or   of Unearned      Unearned
          Underlying  Underlying    Securities                              Units of    Units of    Shares, Units    Shares, Units
          Unexercise  Unexercised   Underlying        Option                Stock       Stock That  or Other Rights  or Other
          Options     Options       Unexercised       Exercise  Option      That Have   Have Not    That Have Not    Rights That
          (#)         (#)           Unearned Options  Price     Expiration  Not Vested  Vested      Vested           Have Not Vested
Name      Exercisable Unexersiable  (#)               ($)       Date        (#)         ($)         (#)              (#)
(a)       (b)         (c)           (d)               (e)       (f)         (g)         (h)         (i)              (j)
------------------------------------------------------------------------------------------------------------------------------------
Brian     0           0             0                  0         0           0           0           0                0
Bonar

COMPENSATION OF DIRECTORS

Each member of the Board of Directors of the Company receives a fee of $1,500 per month plus an additional $500 monthly for being a committee chairman per month.

                                                              DIRECTOR COMPENSATION

                                                                  Non-Equity
                               Fees Earned                        Incentive
                               or             Stock     Option    Plan             Non-Qualified Deferred   All Other
                               Paid in Cash   Awards    Awards    Compensation     Compensation Earnings    Compensation   Total
Name                           ($)            ($)       ($)       ($)              ($)                      ($)            ($)
(a)                            (b)            (c)       (d)       (e)              (f)                      (g)            (j)
--------------------------------------------------------------------------------------------------------------------------------
Brian Bonar                    $54
Richard H. Green               $0
Paul F. Muscenti (1)           $0
Jim Ellis (1)                  $0
Stan Hirschman                 $4.5
David P. Lieberman             $.5                                                                          $14.5
Robert T. Baker (1)            $0
Eric Gear (2)                  $11                                                                          $40.9

(1)  JOINTED THE BOARD OF DIRECTORS ON OCTOBER 16, 2006.
(2)  RESIGNED EFFECTIVE DECEMBER 1, 2006.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into five year employment agreement with Brian Bonar, Chief Executive Officer, on January 1, 2006. Under the terms of the Agreement, Mr. Bonar shall earn $393,000 per annum in initial salary, subject to annual increases of up to ten (10) percent, based upon performance criteria. Mr. Bonar shall be eligible to earn quarterly bonus of $47,000 based upon the Company achieving a net profit for that quarter. Mr. Bonar shall be issued common stock of DFCO sufficient to provide a ten (10) percent ownership position post reverse split, which shares be maintained for a period of two years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Baker, Ellis and Hirschman.

AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Audit Committee currently consists of Messr. Green, Baker and Muscenti. Mr. Green was a paid consultant to the Company during the past fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to DFCO with respect to the beneficial ownership of DFCO's common stock as of December 31, 2006 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of DFCO's directors and executive officers, and (iii) all officers and directors of DFCO as a group. Except as otherwise listed below, the address of each person is c/o Dalrada Financial Corporation., 9449 Balboa Avenue, Suite 211, San Diego, CA 92123


Name and Address                                  Number of          Percent of     Percent of
Of Beneficial Owner                               Shares             class prior    class after
Owned (1)                                         Beneficially       Resale         resale offering
                                                  Owned Prior        offering (2)   (3)
                                                  to Offering
-----------------------------------------------------------------------------------------------------
ALPHA Capital AG (4)
Pradafant 7                                         848,487             9.9%           12.8%
9490 Furstentums,
Vaduz, Liechtenstein
-----------------------------------------------------------------------------------------------------
BALMORE S.A. (5)
P.O. Box 146                                      1,945,013              28%           24.1%
Road Town
Tortola, BVI
-----------------------------------------------------------------------------------------------------
LONGVIEW FUND, L.P. (6)
1325 Howard Avenue, #422                          4,929,577 (15)       50.1%           50.1%
Burlingame, CA 94010
-----------------------------------------------------------------------------------------------------
LONGVIEW EQUITY FUND, L.P. (7)                    1,415,493              22%             22%
1325 Howard Avenue, #422
Burlingame, CA  94010
-----------------------------------------------------------------------------------------------------
LONGVIEW INT'L EQUITY FUND, L.P. (8)                697,183              12%             12%
1325 Howard Avenue, #422
Burlingame, CA  94010
-----------------------------------------------------------------------------------------------------
Eric Gaer (9)                                       436,727             .02%            6.7%
6185 Paseo Del Norte Suite 200 A
Carlsbad CA, 92011
-----------------------------------------------------------------------------------------------------

DIRECTORS AND OFFICERS

Brian Bonar         (10)                            480,000             8.9%            7.3%
-----------------------------------------------------------------------------------------------------
Stanley Hirschman   (11)                            300,000             5.8%            4.7%
-----------------------------------------------------------------------------------------------------
David Lieberman     (12)                            760,000            13.4%           11.1%
-----------------------------------------------------------------------------------------------------
Richard Green       (13)                            404,670             7.6%            6.2%
-----------------------------------------------------------------------------------------------------
All current directors and
Executive officers (group of 5)
=====================================================================================================

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 4,917,527 shares (post reverse split) of common stock outstanding as of November 15, 2006, plus shares underlying each shareholders convertible note.

(3) Percentage based on 6,117,527 shares of common stock outstanding after the Offering plus any shares underlying each shareholders convertible note not being offered for sale.

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(5) Balmore S.A. Balmore S.A.: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Francois Morax may be deemed the control person of the shares owned by such entity. Balmore S.A. is a private investment fund that is owned by all its investors and managed by Francois Morax. Mr. Morax disclaims beneficial ownership of the shares of common stock being registered hereto.

(6) Longview Fund, LP is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(8) Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(9) Includes 36,875 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(10) Includes 60,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(11) Includes 45,625 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(12) Includes 24,375 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(13) Includes 203,750 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(13) Includes XXXXXXX shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH OFFICERS AND KEY EXECUTIVES

During the year ended June 30, 2005, the Company issued 36,361 post split shares of common stock to the Company's CEO as payment for accrued expenses and a note payable in the aggregate amount of $109.

During the year ended June 30, 2006, Mr. Bonar was issued 250,000 post split shares pursuant to his employment agreement with the Company in the aggregate amount of $250,000.

TRANSACTIONS WITH A RELATED PARTY

In April 2004, the Company had a PEO services client whose Chairman of the Board is the Company's current CEO and Chairman. The Company received fees of $520 and $390 during the years ended June 30, 2006 and 2005, respectively. The transaction is at fair value.

WARNING MANAGEMENT SERVICES, INC.

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies.

Warning leases offices to the Company, on a month-to-month basis and charges the Company $4680 per month rent.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the years ended June 30, 2006 and 2005, the Company has invoiced Warning $87 for management services and $7 for management services, respectively.

DESCRIPTION OF SECURITIES

GENERAL
-------

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock at $.005 par value, of which 4,918,000 shares are issued and outstanding at December 31 2006.

The following is a description of the securities of DFCO taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

COMMON STOCK
------------

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

The holders of common stock have no preemptive or conversions rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

WARRANTS AND OPTIONS:
---------------------

On February 13, 2006, pursuant to a subscription agreement, Dalrada issued warrants to purchase 6,760,000 shares of common stock with at an exercise price of $.105 per share. The warrant expires in seven years.

PENNY STOCK DISCLOSURE REQUIREMENTS:
------------------------------------

See discussion in risk factor section, page 8, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

                              SELLING SHAREHOLDERS
                              --------------------

SHARES ELIGIBLE FOR FUTURE SALE
-------------------------------

As of December 31, 2006, DFCO has 4,917,527 shares of Common Stock outstanding. Sales of a substantial number of shares of DFCOs Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. DFCO is registering with this document 1,200,000 shares of Common Stock (representing 30% of the float) for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act").


                            SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.


Selling Stockholder       Shares Beneficially Owned Prior            Shares Offered    Shares Beneficially Owned After Offering
-------------------       to the Offering                            For Sale (3)      If All Offered Shares Are Sold
                          -----------------------------------        ------------      -----------------------------------------
                          Number of Shares(1)    Percentage(2)                         Number of Shares (4)       Percentage (5)
                          -------------------    -------------                         --------------------       --------------

Longview Fund, LP             4,929,577              50.1%              678,206            4,251,371                   65%

Longview Equity Fund, LP      1,415,493              22.4%              194,742            1,220,751                 26.5%

Longview Int'l Equity Fund      697,183              12.4%               95,918              601,265                  8.9%

Brian Bonar                     480,000               8.9%               66,038              413,962                  6.3%

Eric Gaer                       300,000               5.8%               41,274              258,726                  4.1%

Richard Green                   300,000               5.8%               41,274              258,726                  4.1%

Stanley Hirschman               300,000               5.8%               41,274              258,726                  4.1%

David Lieberman                 300,000               5.8%               41,274              258,726                  4.1%


* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1) This column represents the total number of shares of common stock that each selling security holder beneficially owns prior to offering intended number of shares.

(2) Percentages are based on 4,917,104 shares of our common stock outstanding as of November 15, 2006.

(3) This column represents the total number of shares of common stock that each selling security holder intends to sell.

(4) This column represents the total number of shares of common stock that each selling security holder beneficially owns after the sale of shares offered.

(5) Percentages are based on 6,117,527 shares of out common stock outstanding after the offering.

TERMS OF THE CONVERTIBLE NOTES
------------------------------

On February 13, 2006, DFCO entered into a Subscription Agreement for $5,000,000, whereby we issued convertible debentures bearing 15% annual interest rate, two year due date, per the following: 1) $3,000,000 to the Longview Fund LP, 2) $1,005,000 to the Longview Equity Fund, LP, and 3) $495,000 to the Longview International Equity Fund, L.P.

The holders of the 15% convertible debentures may not convert its securities into shares of DFCO's common stock unless there is an event of a default. In the event of a default, the convertible debentures can be converted into shares of common stock with the conversion price per share being seventy five percent (75%) of the average of the five lowest volume weighted average prices of the common stock for the twenty (20) trading days prior to but not including the conversion date for the common stock. In addition, the holders may not convert its securities if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DFCO's common stock. The holders may waive this percent ownership restriction upon not less than 61 days notice to DFCO. Since the number of shares of DFCO's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DFCO's common stock prior to a conversion, the actual number of shares of DFCO's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

DFCO issued in conjunction with these convertible debentures, warrants to purchase 6,760,000 shares of common stock with at an exercise price of $.105 per share. The warrant expires in seven years.

The subscription agreement also provided for the issuance of an addition $2,545,093 in convertible debentures plus warrants to purchase 2,045,791 Shares of common stock in exchange for pre existing outstanding obligations (notes) of the Company. These securities have the same terms as the above referenced securities.

If DFCO issues any shares of common stock for a price less than the purchase price of the warrants, prior to the complete exercise of the above warrants, the exercise price for future purchases will be reduced accordingly. The warrant purchase price shall be reduced as follows: (i) the number of shares of our common stock outstanding immediately prior to such issue shall be multiplied by the purchase price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by us upon such issue of additional shares of common stock; and (ii) the sum so obtained shall be divided by the number of shares of common stock outstanding immediately after such issue. The resulting figure shall be the adjusted purchase price.

PLAN OF DISTRIBUTION

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol DFCO.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

         o An exchange distribution following the rules of the applicable exchange

         o        Privately negotiated transactions

         o Short sales or sales of shares not previously owned by the seller

         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

         o A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

         o Short selling against the box, which is making a short sale when the seller already owns the shares.

         o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

         o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify DFCO and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL PROCEEDINGS

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. In April 2006, Dalrada and SourceOne Group, Inc. entered into a settlement with AF2 Operating Company, LLC and other parties involved in the matter of AF2 Operating Company, LLC v. SourceOne Group Inc., et al. The net result of the settlement was that Dalrada and SourceOne Group, Inc. are obligated to make a net settlement payment of $203. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. These claims are currently pending.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. In July 2007, the judge dismissed Dalrada from the litigation and dismissed many, but not all, of the claims against SourceOne Group. Management has vigorously contested the claims made by Liberty. Trial is scheduled for January 2007.

On April 25, 2006, a trial occurred in the matter of LM Insurance Corporation v. Brian Bonar pending in Superior Court of California for the County of San Diego. LM Insurance Corporation asserted that SourceOne Group, Inc. had entered into a policy for insurance coverage and that Brian Bonar had personally guaranteed the premium payments. The court found in favor of Brian Bonar.

On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. The Company has filed a cross-complaint alleging various causes of action against Plaintiff and its officers, directors and/or managing agents including Thomas J. Beener, Gene Cross, George Godwin, and Edward Sano. The subject cross-complaint seeks pecuniary and punitive damages resulting from various fraudulent transactions as well as legal malpractice against Mr. Beener. In July 2006, the matter was settled with Dalrada paying $150 of legal fees incurred by Greenland.

On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1 to just over $1,000, with the great majority being less than $20.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company was in a dispute with former creditors regarding the amount of debt converted into common stock. These creditors were seeking damages totaling $316. The Company proposed a settlement in the amount of $316, based on the advice of the Company's legal counsel. Consequently, $316 was charged to operations in the accompanying financial statements for the year ended June 30, 2006. The plaintiffs have accepted the settlement offer.

EXPERTS

The financial statements of DFCO at June 30, 2006 and 2005, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Brian Bonar

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICER

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity there under continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling DFCO. DFCO has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                                         $243.26
Printing and Engraving Expenses                            $5,000.00
Legal Fees and Expenses                                   $20,000.00
Accounting Fees and Expenses                              $15,000.00
Transfer Agent Fees                                        $5,000.00
Blue Sky Fees                                              $1,000.00
Miscellaneous                                              $5,000.00
                                                          ----------
Total                                                     $51,243.26


RECENT SALES OF UNREGISTERED SECURITIES

DFCO made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

FISCAL YEAR 2005

Issuances are in pre-split shares.

On July 12, 2004, 38,000,000 shares (190,000 post split shares) were issued to the Longview Fund, LP as a partial conversion of a convertible debenture valued at $175,560 of principal at $0.00462 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Longview Fund, LP was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On July 26, 2004, 450,000 shares (2,250 post split shares) were issued to Technipower, Inc, at $.005 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Technipower, Inc. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 28, 2004 Allen, Sheridan and Temple were issued an aggregate of 1,500,000 shares (7,500 post split shares) at $0.0025 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 28, 2004, 10,108,706 shares (50,544 post split shares) were issued to Bristol Investment Fund, Ltd. as a partial conversion of $17,500 of principal and $3,728.22 of interest at $0.0021 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 19, 2004, David Whiteford , Michael Brann , and Jason Brann were issued 375,000, 576,950 and 576,950 shares (1,875, 2,885 and 2,885 post split shares respectively) of Dalrada common stock respectively valued at $.00458 a shares for they service they performed in relation to the acquisition of Jackson Staffing. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that David Whiteford, Michael Brann and Jason Brann were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 19, 2004, Anne Woelk was issued 144,000 shares (720 post split shares) valued at $.00500 a share for administrative services rendered. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Anne Woelk was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 25, 2004, Dominick Zack was issued 4,000,000 shares (20,000 post split shares) valued at $.00500 a share for accounting services rendered in relation to the Jackson Staffing subsidiary. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Dominick Zack was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 25, 2004, Deborah McNeil was issued 1,000,000 shares (5,000 post split shares) valued at $.00500 a share for accounting services rendered in relation to the Jackson Staffing subsidiary. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Deborah McNeil was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 3, 2004, 23,757,224 shares (118,786 post split shares) were issued to Bristol Investment Fund, Ltd. for conversion of $29,000 of principal and $6,635.84 of interest at $0.00154 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 13, 2004, 21,121,413 shares (105,607 post split shares) were issued to Stonestreet Limited Partnership at $0.00151 per share for conversion of a convertible debenture valued at $30,000 plus $1893.56 in interest. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Stonestreet Limited Partnership was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 8, 2005, 46,852,670 shares (234,263 post split shares) were issued to Balmore S.A. at $0.00181 per share for conversion of a convertible debenture valued at $65,000 plus $19,803.33 in interest. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 13, 2005, 6,000,000 shares ( 30,000 post split shares) were issued to John Capezzuto at $0.005 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that John Capezzuto was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 21, 2005, 525,000 shares ( 2,625 post split shares) were issued to Brian Bonar (CEO) at $0.005 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

FISCAL YEAR 2006

Issuances are in pre-split shares.

On July 12, 2005, 17,659,540 shares (88,298 post split shares) were issued to Bristol Investment Fund, Ltd. at $0.001267 per share for conversion of a convertible debenture valued at $22,374.67. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 16, 2005, 5,000,000 shares (25,000 post split shares) were issued to Joseph Maleki at $0.003 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Joseph Maleki was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 23, 2005, 33,698,362 shares (168,492 post split shares) were issued to Balmore S.A. at $0.0017 per share for conversion of a convertible debenture valued at $50,000 plus $7,287.21 in interest. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 2, 2006, 10,000,000 shares (50,000 post split shares) were issued to Balmore S.A. at $0.00236 per share for conversion of interest valued at $23,660 These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 2, 2006, 20,000,000 shares (100,000 post split shares) were issued to the Longview Fund at $0.00226 per share for conversion of interest valued at $45,200. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that the Longview Fund LP. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 13, 2006, 51,178,167 shares (255,891 post split shares) were issued to Balmore S.A. at $0.00226 per share for conversion of a convertible debenture valued at $126,077 plus interest valued at $2,662.58. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 13, 2006, 50,195,478 shares (250,978 post split shares) were issued to the Longview Fund LP. at $0.00226 per share for conversion of a convertible debenture valued at $112,226 plus interest valued at $1,125.78. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that the Longview Fund LP. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 13, 2006, 5,000,000 shares (25,000 post split shares) were issued to Naccarato & Associates at $0.00226 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Naccarato & Associates was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 13, 2006, 5,000,000 shares (25,000 post split shares) were issued to Grushko & Mittman PC at $0.00226 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Grushko & Mittman PC was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 14, 2006, 50,000,000 shares (250,000 post split shares) were issued to Brian Bonar (CEO) at $0.005 per share. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 23, 2006, 25 shares (1 post split share) were issued to Mr. Kessleman at $0.005 per share. These shares were issued pursuant to the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Mr. Kesselman was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

                                    EXHIBITS
                                    --------


Exhibit
Number        Description
-------       -----------

3(c) Certificate of Amendment of Certificate of Incorporation of the Company, filed May 23, 1997, as amended, and currently in effect (Incorporated by reference to 1997 Form 10-K) *

3(d) Certificate of Amendment of Certificate of Incorporation, filed January 12, 1999, as amended and currently in effect (Incorporated by reference to Form 10-Q for the period ended December 31, 1998)
              *

3(e) Certificate Eliminating Reference to Certain Series of Shares of Stock from the Certificate of Incorporation, filed January 12, 1999, as amended and currently in effect (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

3(f) By-Laws of the Company, as amended, and currently in effect (Incorporated by reference to Exhibit 3(b) to 1987 Form 10-K) *

3(g) Certificate of Amendment of Certificate of Incorporation, filed May 12, 2000, as amended and currently in effect (Incorporated by reference to Exhibit 3(g) to 2001 Form 10-K) *

4(a) Amended Certificate of Designation of Imaging Technologies Corporation with respect to the 5% Convertible Preferred Stock (Incorporated by reference to Exhibit 4(d) to 1987 Form 10-K) *

4(b) Amended Certificate of Designation of Imaging Technologies Corporation with respect to the 5% Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 4(b) to 1988 Form 10-K) *

4(c) Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Imaging Technologies Corporation (Incorporated by reference to Exhibit 4(c) to 1998 Form 10-K) *

4(d) Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock to be Designated Series D Convertible Preferred Stock, filed January 13, 1999 (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

4(e) Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock to be Designated Series E Convertible Preferred Stock, filed January 28, 1999 (Incorporated by reference to Form 10-Q for the period ended December 31, 1998) *

5.1           Opinion re: Legality **

10(a) Private Equity Line of Credit Agreement by and among certain Investors and the Company (Incorporated by reference to Form 8-K, filed July 26, 2000) *

10(b) Convertible Note Purchase Agreement dated December 12, 2000 between the Company and Amro International, S.A., Balmore Funds, S.A., and Celeste Trust Reg. (Incorporated by reference to Form 8-K, filed January 19, 2001. *

10(c) Convertible Note Purchase Agreement dated July 26, 2001 between the Company and Balmore Funds, S.A. (Incorporated by reference to Form 8-K filed August 2, 2001. *

10(d) Share Purchase Agreement, dated December 1, 2000, between ITEC and EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) *

10(e) Agreement to Acquire Shares, dated December 1, 2000, between ITEC and Quik Pix, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) and subsequently cancelled. *

10(f) Agreement to Acquire Shares, dated December 17, 2000, between ITEC and Pen Internconnect, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) and subsequently cancelled. *

10(g) Share Purchase Agreement, dated December 1, 2000, between ITEC and EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period ended September 30, 2000) *

10(h) Convertible Promissory Note dated September 21, 2001 between the Company and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(u) of 2001 Form 10-K) *

10(i) Convertible Note Purchase Agreement dated September 21, 2001 between the Company and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(v) of 2001 Form 10-K) *

10(j) Registration Rights Agreement dated September 21, 2001 between the Company and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(w) of 2001 Form 10-K) *

10(k) Form of Warrant to Purchase 11,278,195 Shares of Common Stock of ITEC, dated September 21, 2001, between ITEC and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(x) of 2001 Form 10-K) *

10(l) Asset Purchase Agreement, dated October 25, 2001, among the Company and Lisa Lavin, Gary J. Lavin, and Roland A. Fernando. (Incorporated by reference to Exhibit 10(a) to September 2001 Form 10-Q) *

10(m)         Audited Financial Statements of SourceOne Group, LLC.
              (Incorporated by reference to Form 8-K filed on January 25, 2002)
              *

10(n) Secured Convertible Debenture issued by the Company to Bristol Investment Fund, Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(a) of December 2001 Form 10-Q) *

10(o) Securities Purchase Agreement between the Company and Bristol Investment Fund, Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(b) of December 2001 Form 10-Q) *

10(p) Registration Rights Agreement between the Company and Bristol Investment Fund, Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(c) of December 2001 Form 10-Q) *

10(q) Transaction Fee Agreement between the Company and Alexander Dunham Securities, Inc., dated January 22, 2002. (Incorporated by reference to Exhibit 10(d) of December 2001 Form 10-Q) *

10(r) Stock Purchase Warrant issued to Alexander Dunham Securities, Inc., dated January 22, 2002. (Incorporated by reference to
              Exhibit 10(e) of December 2001 Form 10-Q) *

10(s) Stock Purchase Warrant issued to Bristol Investment Fund, Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(f) of December 2001 Form 10-Q) *

10(t) Security Agreement between the Company and Bristol Investment Fund, Ltd., dated January 22, 2002. (Incorporated by reference to
              Exhibit 10(g) of December 2001 Form 10-Q) *

10(u) Convertible Promissory Note between the Company and Stonestreet Limited Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(h) of December 2001 Form 10-Q) *

10(v) Convertible Note Purchase Agreement between the Company and Stonestreet Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(i) of December 2001 Form 10-Q) *

10(w) Registration Rights Agreement between the Company and Stonestreet Limited Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(j) of December 2001 Form 10-Q) *

10(x) Stock Purchase Warrant issued to Stonestreet Limited Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(k) of December 2001 Form 10-Q *

10(y) Acquisition Agreement between the Company and Dream Canvas, Inc., dated May 17, 2002; subject to completion of its terms. (Incorporated by reference to Exhibit 10(y) of Form 10-K filed November 18, 2002.) *

10(z) Closing Agreement between the Company and Quik Pix, Inc., dated July 23, 2002, subject to completion of its terms. (Incorporated by reference to Exhibit 10(z) of Form 10-K filed November 18, 2002.) *

10(aa) Agreement to Acquire Shares between the Company and Greenland Corporation, dated August 5, 2002, subject to completion of its terms. (Incorporated by reference to Exhibit 10(aa) to Form 10-K filed November 18, 2002.) *

10(ab) Acquisition Agreement, dated December 13, 2002, between the Company and Baseline Worldwide, Limited. (Incorporated by reference to Exhibit 99.3 of Form 8-K filed December 19, 2002.) *

10(ac) Secured Promissory Note in the amount of $2,250,000 issued by the Company to Greenland Corporation, dated January 7, 2003. (Incorporated by reference to Exhibit 99.1 of Form 8-K filed January 21, 2003.) *

10(ad) Security Agreement, dated January 7, 2003, between the Company and Greenland Corporation. (Incorporated by reference to Exhibit 99.2 of Form 8-K filed January 21, 2003.) *

10(ae) Agreement to Acquire Shares, dated August 9, 2002 between the Company and Greenland Corporation. (Incorporated by reference to Exhibit 99.3 of Form 8-K filed January 21, 2003.) *

10(af) Closing Agreement, dated January 7, 2003, between the Company and Greenland Corporation. (Incorporated by reference to Exhibit 99.4 of Form 8-K filed January 21, 2003.) *

10(ag) Share Acquisition Agreement, dated June 12, 2002, between the Company and Quik Pix, Inc. (Incorporated by reference to Exhibit
              99.5 of Form 8-K filed January 21, 2003.) *

10(ah) Closing Agreement, dated July 23, 2002, between the Company and Quik Pix, Inc. (Incorporated by reference to Exhibit 99.6 of Form 8-K filed January 21, 2003.) *

10(ai) Stock Purchase Agreement among the Company, Greenland Corporation, and ExpertHR- Oklahoma, dated March 18, 2003. (Incorporated by reference to Exhibit 10(j) to Form 10-Q filed May 20, 3003). *

10(aj)        Assignment of Patent between John Capezzuto and Quik Pix, Inc.
              dated January 14, 2003. *

10(ak) Promissory Note between the Company and John Capezzuto dated June 1, 2003 (signed June 9, 2003). *

10(al)        Promissory Note between the Company and John Capezzuto dated June
              9, 2003 *

10(am) Agreement and Assignment of Rights, dated February 1, 2003, between Accord Human Resources, Inc. and Greenland Corporation, and Imaging Technologies. (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.) *

10(an) Agreement and Assignment of Rights, dated March 1, 2003, between StaffPro Leasing 2, Greenland Corporation, and ExpertHR. (Incorporated by reference to Exhibit 10(l) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.) *

10(ao) Promissory Note, dated March 1, 2003, payable to StaffPro Leasing 2 by Greenland Corporation. (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.) *

10(ap) Agreement to Acquire Shares between the Company and The Christensen Group, et al, dated April 1, 2003. *

10(aq) Agreement and Assignment of Rights, dated October 24, 2003, between SourceOne Group, Inc. and ePEO Link, incorporated by reference to Exhibit 10(a) of Form 10-Q, filed November 24, 2003.
              *

10(ar) Alpha Capital Aktiengsellschaft December 17, 2003 convertible note, incorporated by reference to Exhibit 10(a) to Form 10-QSB, filed February 13, 2004. *

10(ar) Alpha Capital Aktiengsellschaft December 17, 2003 warrant, incorporated by reference to Exhibit 10(b) to Form 10-QSB, filed February 13, 2004. *

10(as) Gamma Opportunity Capital Partners, LP December 17, 2003 convertible note, incorporated by reference to Exhibit 10(c) to Form 10-QSB, filed February 13, 2004. *

10(at) Gamma Opportunity Capital Partners, LP December 17, 2003 warrant, incorporated by reference to Exhibit 10(d) to Form 10-QSB, filed February 13, 2004. *

10(au) Longview Fund, LP December 17, 2003 convertible note, incorporated by reference to Exhibit 10(e) to Form 10-QSB, filed February 13, 2004. *

10(av) Longview, LP December 17, 2003 warrant, incorporated by reference to Exhibit 10(f) to Form 10-QSB, filed February 13, 2004. *

10(aw) Stonestreet Limited Partnership December 17, 2003 convertible note, incorporated by reference to Exhibit 10(g) to Form 10-QSB, filed February 13, 2004. *

10(ax) Stonestreet Limited Partnership December 17, 2003 warrant, incorporated by reference to Exhibit 10(h) to Form 10-QSB, filed February 13, 2004. *

10(ay) Subscription Agreement December 17, 2003, incorporated by reference to Exhibit 10(i) to Form 10-QSB, filed February 13, 2004. *

10(az) Agreement of Acquisition between the Company and Quik Pix, Inc., dated April 16, 2004, incorporated by reference to Exhibit 10.1 to Form 10-QSB, filed May 19, 2004.

10(aaa) Subscription Agreement February 13, 2006, incorporated by reference Exhibit * 10.41, Form 8-K, filed February 24, 2006.

10(aab)       Escrow Agreement February 13, 2006, incorporated by reference
              Exhibit 10.42, Form * 8-K, filed February 24, 2006.

10(aac) Convertible Note - Longview Fund LP February 13, 2006, incorporated by reference * Exhibit 10.43, Form 8-K, filed February 24, 2006.

10(aad) Convertible Note - Longview Equity Fund LP February 13, 2006, incorporated by * reference Exhibit 10.44, Form 8-K, filed February 24, 2006.

10(aae) Convertible Note - Longview Fund LP #2 February 13, 2006, incorporated by reference * Exhibit 10.45, Form 8-K, filed February 24, 2006.

10(aaf) Convertible Note - Longview Int'l Equity Fun LP February 13, 2006, incorporated by * reference Exhibit 10.46, Form 8-K, filed February 24, 2006.

10(aag) Convertible Note - Alpha Capital A.G. LP February 13, 2006, incorporated by * reference Exhibit 10.47, Form 8-K, filed February 24, 2006.

10(aah) Convertible Note - Balmore S.A. LP February 13, 2006, incorporated by reference * Exhibit 10.48, Form 8-K, filed February 24, 2006.

10(aai) Convertible Note - H. Schraub February 13, 2006, incorporated by reference * Exhibit 10.49, Form 8-K, filed February 24, 2006.

10(aaj) Warrant - Longview Fund LP February 13, 2006, incorporated by reference * Exhibit 10.50, Form 8-K, filed February 24, 2006.

10(aak) Warrant - Longview Equity Fund LP February 13, 2006, incorporated by reference * Exhibit 10.51, Form 8-K, filed February 24, 2006.

10(aal) Warrant - Longview Equity Int'l Fund LP February 13, 2006, incorporated by * reference Exhibit 10.52, Form 8-K, filed February 24, 2006.

10(aam) Warrant - Alpha Capital AG LP February 13, 2006, incorporated by reference * Exhibit 10.53, Form 8-K, filed February 24, 2006.

10(aan) Warrant - Balmore S.A. LP February 13, 2006, incorporated by reference * Exhibit 10.54, Form 8-K, filed February 24, 2006.

10(aao)       Warrant - H. Schraub February 13, 2006, incorporated by reference
              Exhibit 10.55, * Form 8-K, filed February 24, 2006.

10(aap)       Security Agreement February 13, 2006, incorporated by reference
              Exhibit 10.56, * Form 8-K, filed February 24, 2006.

10(aaq)       Guaranty Agreement February 13, 2006, incorporated by reference
              Exhibit 10.57, * Form 8-K, filed February 24, 2006.

10(aar) Collateral Agent Agreement February 13, 2006, incorporated by reference * Exhibit 10.58, Form 8-K, filed February 24, 2006.

10(aas) Consulting Agreement Ghillie Finanz February 13, 2006, incorporated by reference * Exhibit 10.59, Form 8-K, filed February 24, 2006.

23.1          Consent of Naccarato & Associates (Included in opinion filed as
              Exhibit 5.1) **

23.2          Consent of Pohl, McNabola, Berg & Company LLP **

All exhibits except those followed by an asterisk (*) are incorporated by reference only and a copy is not included in this Form 10-K filing. Those exhibits followed by a double asterisk (**) are included as part of this filing.

(b) REPORTS ON FORM 8-K

The Company's report on Form 8-K dated June 3, 2005
---------------------------------------------------

Item 2.01 Acquisition or Disposition of Assets

On December 31, 2004 documents were drafted for the transfer of Dalrada Financial Corporation's ("Dalrada") SOLVIS GROUP, a Michigan corporation (the "Company") which includes all of the assets owned or leased by the Company and used in the business of the Company including, but not limited to Client lists, its subsidiaries, Vendor lists, Computer lists and/or programs and the liabilities of the business, to Quik Pix Inc. ("QPIX"), a wholly owned subsidiary of Dalrada. The effective date of the transfer was May 25, 2005.

The Company's report on Form 8-K dated September 19, 2005
---------------------------------------------------------

Item 5.01 Appointment of Principal Officer

On January 1, 2005, Randall Jones was appointed Chief Financial Officer of Dalrada Financial Corporation. Mr Jones is also the CFO for Kaire Holdings Incorporated and Warning Management Services Inc. Prior to that, Mr. Jones was CEO of South Coast Corporate Development since 1981. Mr. Jones has over twenty-five years experience as a financial executive. He has consulted to companies in a variety of industries, from aerospace, manufacturing, retail, employee staffing to banking. His area of specialty is consulting to companies that either want to enter the public marketplace or are already publicly held and need assistance in the reorganization of their accounting operations and public reporting.

The Company's report on Form 8-K dated February 24, 2006
------------------------------------------------------

Item 1.01 Entry into Material Definitive Agreement

On February 13, 2006, Dalrada Financial Corporation issued convertible notes to various investors in exchange for Gross proceeds of $5,000,000, with $4,384,800 of net proceeds going to the Company. $1,757,902 of the net proceeds were used directly to pay debt settlements.

The Company's report on Form 8-K dated May 5, 2006
--------------------------------------------------

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Directors Robert A. Dietrich and Steven J. Fryer have resigned effective March 1, 2006 for personal reasons. Principal Officer Randall Jones, Chief Financial Officer of the Company has resigned Effective April 15, 2006 for personal reasons. David P. Lieberman was appointed as a member of the Board of Directors of the Company effective March 1, 2006. Stanley A. Hirschman was appointed as a member of the Board of Directors of the Company effective March 1, 2006.

The Company's report on Form 8-K dated September 15, 2006
---------------------------------------------------------

Item 8.01 Other Events

September 15, 2006 is the effective date that the Dalrada Financial Corporation common stock will be reverse split at a ratio of 1 to 200. The reverse split was authorized by Dalrada's shareholders at the May 25, 2006 shareholder meeting. In addition, as of September 15, 2006, the Dalrada Financial Corporation OTC:BB trading symbol will be changed from DRDF to DFCO.

The Company's report on Form 8-K dated September 18, 2006
---------------------------------------------------------

Item 2.1 Acquisition or Disposition of Assets

On September 12, 2006, Dalrada Financial Corporation acquires all the outstanding stock for All Staffing Inc., a Tennessee corporation. The terms of the acquisition include payment of $3.5 million in cash and common stock. This payments consists of $500,000 in cash and a warrant to purchase 450,000 post split shares to Dalrada Financial Corporations' stock, to be valued at $3,000,000 36 months after issuance (closing). All Staffing Inc, established in 1991, is a Professional Employer Organization (PEO) located in Lansford, PA. The Company has clients in PA, NJ and NY. All Staffing provides comprehensive outsourcing of human resource and benefit administration, as well as payroll and tax processing as a co-employer with its client companies. In 2004 and 2005 the Company billed approximately $94 million and $104 million respectively in gross payroll, related taxes and administration fees.

The Company's report on Form 8-K dated October 16, 2006
-------------------------------------------------------

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Robert A. Dietrich, Chief Financial Officer of the Company has resigned Effective September 30, 2006 but will remain with the Company in other capacities. David P. Lieberman was appointed as Chief Financial Officer as of October 2, 2006. Mr. Lieberman also serves as a member of the Board of Directors of the Company which became effective on March 1, 2006.

The Company's report on Form 8-K dated October 16, 2006
-------------------------------------------------------

Item 5.02. Appointment of Directors and Principal Officer

Paul F. Muscenti is Chairman of the Board of Arizona Bank and Trust in Phoenix, Arizona. He has been in banking since 1960. His background includes service as Chairman of Bank of the Southwest, director of M&I Bank of Arizona, and President and CEO of FIRSTAR Metropolitan Bank and Trust. He holds undergraduate and graduate degrees from The University of Arizona and The University of Washington. Robert T. Baker is President and CEO of Unity Marketing, Inc., a Visa(R) and MasterCard(R) merchant processing company and marketer of Unity Bankcard. Previously, he was President/CEO of United Sunburst Solar, a solar energy sales company in Southern California. He is a graduate of San Diego State University. Jim Ellis, is a retired California State Senator, businessman, and naval officer. He served on the San Diego City Council from 1973-1976; in the California State Assembly from 1976-1980; and in the California State Senate from 1980-1988. He served on the California Agricultural Labor Relations Board from 1988-1992. He was founder and President of Pacific Car Rental and Leasing from 1970-1976. Mr. Ellis had a distinguished military career from 1950-1970, earning The Distinguished Flying Cross (2), a Bronze Star, 11 Air Medals, and the Navy Commendation Medal (3). He retired as a Commander from the U.S. Navy in 1970. He holds undergraduate and graduate degrees from the U.S. Naval War College.

The Company's report on Form 8-K dated December 26, 2006
--------------------------------------------------------

Item 5.02. Departure of Directors

Eric Gaer, a member of the Board of Directors of the Company has resigned effective December 1, 2006 due to other commitments.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, CA, 92127.


Registrant:                                  Dalrada Financial Corporation


Signature                          Title                        Date
---------                          -----                        ----

/s/ Brian Bonar                    Chief Executive Officer      January 31, 2007
-------------------------          and Director
Brian Bonar



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Brian Bonar as his attorney-in-fact, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form SB2 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                              DATE
---------                     -----                                              ----
/s/ Brian Bonar               Chairman of the Board of Directors,                January 31, 2007
------------------------      Chief Executive Officer, and
Brian Bonar                   (Principal Executive Officer)

/s/ Stanley A. Hirschman      Director                                           January 31, 2007
------------------------
Stanley A. Hirschman

/s/ Paul F. Muscenti          Director                                           January 31, 2007
------------------------
Paul F. Muscenti

/s/ Jim Ellis                  Director                                           January 31, 2007
------------------------
Jim Ellis

/s/ Robert T. Baker           Director                                           January 31, 2007
------------------------
Robert T. Baker

/s/ Richard H. Green          Director                                           January 31, 2007
------------------------
Richard H. Green

/s/ David P. Lieberman        CFO                                                January 31, 2007
------------------------
David P. Lieberman

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2006 AND 2005


                                    CONTENTS

                                                                           PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    Report on Audited Consolidated Financial Statements                    F-1

CONSOLIDATED FINANCIAL STATEMENTS:

    Consolidated Balance Sheet as of June 30, 2006                         F-2

    Consolidated Statements of Operations for the years ended
      June 30, 2006 and 2005                                               F-3

    Consolidated Statements of Stockholders' Deficit for the
      years ended June 30, 2006 and 2005                                   F-4

    Consolidated Statements of Cash Flows for the years ended
      June 30, 2006 and 2005                                               F-5

    Notes to Consolidated Financial Statements                             F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Dalrada Financial Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Dalrada Financial Corporation and Subsidiaries as of June 30, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for years ended June 30, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dalrada Financial Corporation and Subsidiaries as of June 30, 2006 and the consolidated results of their operations and their consolidated cash flows for each of the years ended June 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, for the year ended June 30, 2006 the Company experienced a loss from continuing operations of $4,739,000 and as of June 30, 2006, the Company had a negative working capital deficit of $24,916,000 and had a negative stockholders' deficit of $21,620,000. In addition, the Company is in default on certain note payable obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also deficient in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in
Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ POHL, McNABOLA, BERG & COMPANY, LLP
POHL, McNABOLA, BERG & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
October 13, 2006


                                  DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                            Consolidated Balance Sheet
                                         (in thousands, except share data)

                                                                                                     JUNE 30,
                                                                                                       2006
                                                                                                  ---------------
                                                      ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                      $        3,260
   Accounts receivable, net of allowance of $639 (includes related party balance of $1,065)                1,211
   Debt issue costs                                                                                          359
   Other current assets                                                                                    3,019
   Net assets of discontinued operations                                                                      22
                                                                                                  ---------------
TOTAL CURRENT ASSETS                                                                                       7,871
                                                                                                  ---------------

CUSTOMER LIST, net of accumulated amortization of $54                                                        586
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $368                                              355
WORKER'S COMPENSATION DEPOSIT                                                                              3,072
INVESTMENT IN ALLIANCE INSURANCE GROUP                                                                     1,400
RECEIVABLE FROM RELATED PARTY                                                                              1,400
OTHER LONG-TERM ASSETS                                                                                        14
                                                                                                  ---------------
TOTAL ASSETS                                                                                      $       14,698
                                                                                                  ===============

                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Notes payable, current portion (includes related party note of $65)                                     5,156
   Accounts payable (includes related party balance of $758)                                               1,736
   PEO payroll taxes and other payroll deductions                                                          8,451
   Accrued payroll and related payroll taxes and deductions                                                9,303
   Other accrued expenses (includes related party balance of $108)                                         3,520
   Warrant liability                                                                                       3,138
   Accrued derivative liability                                                                            1,483
                                                                                                  ---------------
TOTAL CURRENT LIABILITIES                                                                                 32,787
                                                                                                  ---------------

CONVERTIBLE DEBENTURES, net of discounts of $5,414                                                         2,261
NOTES PAYABLE, net of current portion (includes related party note of $393)                                1,270
                                                                                                  ---------------
TOTAL LIABILITIES                                                                                         36,318
                                                                                                  ---------------

MINORITY INTEREST                                                                                              -

COMMITMENTS AND CONTINGENCIES                                                                                  -

STOCKHOLDERS' DEFICIT
   Series A convertible, redeemable preferred stock, $1,000 par value,
     7,500 shares authorized 420.5 shares issued and outstanding                                             420
   Common stock; $0.005 par value; 1,000,000,000 shares
     authorized; 4,917,527 shares issued and outstanding                                                      25
   Common stock warrants                                                                                     475
   Additional paid-in capital                                                                             86,976
   Prepaid consulting                                                                                       (245)
   Accumulated deficit                                                                                  (109,271)
                                                                                                  ---------------
TOTAL STOCKHOLDERS' DEFICIT                                                                              (21,620)
                                                                                                  ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                       $       14,698
                                                                                                  ===============

              The accompanying notes are an integral part of these consolidated financial statements

                                                        F-2







                         DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                             Consolidated Statements of Operations
                               (in thousands, except share data)


                                                                           YEARS ENDED
                                                                  ----------------------------
                                                                     JUNE 30,       JUNE 30,
                                                                       2006           2005
                                                                  -------------  -------------
REVENUES
   Temporary staffing services                                     $    68,226    $    17,029
   PEO Services                                                          1,382          1,930
   Sales of products                                                       772            517
                                                                  -------------  -------------
TOTAL REVENUES                                                          70,380         19,476
                                                                  -------------  -------------

COST OF REVENUES
   Cost of temporary staffing                                           62,897         15,010
   Cost of PEO services                                                    998          1,424
   Cost of products sold                                                    34             96
                                                                  -------------  -------------
TOTAL COST OF REVENUES                                                  63,929         16,530
                                                                  -------------  -------------

                                                                  -------------  -------------
GROSS PROFIT                                                             6,451          2,946
                                                                  -------------  -------------
OPERATING EXPENSES
   Selling, general and administrative                                  11,190          5,402
   Impairment of patent                                                      -          1,348
                                                                  -------------  -------------
TOTAL OPERATING EXPENSES                                                11,190          6,750
                                                                  -------------  -------------

INCOME (LOSS) FROM OPERATIONS                                           (4,739)        (3,804)
                                                                  -------------  -------------

OTHER INCOME (EXPENSES):
   Interest expense                                                     (2,697)        (1,709)
   Settlement with investors                                              (908)
   Penalties and interest                                               (1,101)        (1,312)
   Gain on extinguishment of debt                                        8,546            829
   Gain resulting from reconciliation of payroll tax liabilities
       to taxing authorities                                             1,924          1,895
   Change in derivative and warrant liabilities                          1,988
   Other, net                                                               14              -
                                                                  -------------  -------------
TOTAL OTHER INCOME (EXPENSE)                                             7,766           (297)
                                                                  -------------  -------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
   AND DISCONTINUED OPERATIONS                                           3,027         (4,101)

PROVISION FOR INCOME TAXES                                                  40              -

                                                                  -------------  -------------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
   DISCONTINUED OPEATIONS                                                2,987         (4,101)
                                                                  -------------  -------------

MINORITY INTEREST IN SUBSIDIARY (INCOME) LOSS                                -             59
                                                                  -------------  -------------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                             2,987         (4,042)
                                                                  -------------  -------------
DISCONTINUED OPERATION:
   Loss from discontinued operation                                       (363)          (176)
                                                                  -------------  -------------
                                                                          (363)          (176)
                                                                  -------------  -------------

NET INCOME (LOSS)                                                        2,624         (4,218)

PREFERRED STOCK DIVIDENDS                                                  (21)           (21)
                                                                  -------------  -------------
NET INCOME (LOSS) ATTRIBUTED TO COMMON
   STOCKHOLDERS                                                   $      2,603   $     (4,239)
                                                                  =============  =============

NET INCOME (LOSS) PER SHARE - BASIC
   Continuing operations                                          $       0.72   $      (1.23)
   Discontinued operations                                               (0.09)         (0.05)
                                                                  -------------  -------------
                                                                  $       0.63   $      (1.29)
                                                                  =============  =============

WEIGHTED AVERAGE COMMON EQUIVALENT
   SHARES OUSTANDING - BASIC                                         4,110,203      3,292,181

NET INCOME (LOSS) PER SHARE - DILUTED
   Continuing operations                                          $       0.37   $      (1.29)
   Discontinued operations                                               (0.02)             -
                                                                  -------------  -------------
                                                                  $       0.35   $      (1.29)
                                                                  =============  =============

WEIGHTED AVERAGE COMMON EQUIVALENT
   SHARES OUSTANDING - DILUTED                                      19,347,977      3,292,181
                                                                  =============  =============


    The accompanying notes are an integral part of these consolidated financial statements

                                              F-3






                                           DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                           Consolidated Statement of Stockholders' Deficit
                                                  (in thousands, except share data)


                                                                                                           COMMON       ADDITIONAL
                                                  SERIES A PREFERRED STOCK        COMMON STOCK             STOCK         PAID-IN
                                                     SHARES      AMOUNT         SHARES       AMOUNT       WARRANTS        CAPITAL
                                                     ------      ------         ------       ------       --------        -------
BALANCE, JUNE 30, 2004                               420.5         420       2,761,794         14             475         85,843

Issuance of common stock for:
   Services                                                                     73,115                                        73
   Conversion of liabilities                                                   841,335          4                            388
Value of warrants issued with notes                                                                                           28
Value of warrants issued in Heritage acquisition                                                                              14
Contribution of Solvis Group to QPI resulting
   in minority interest                                                                                                      (59)

Net loss
                                                -----------------------  --------------------------  -----------------------------
BALANCE, JUNE 30, 2005                               420.5         420       3,676,244         18             475         86,287

Issuance of common stock for:
   Services and executive compensation                                         327,625          2                            316
   Convertible debentures                                                      651,237          3                            275
   Conversion of liabilities                                                   262,421          2                             98
Value of warrants issued for consulting services
Amortization of prepaid consulting

Net income
                                                -----------------------  --------------------------  -----------------------------
BALANCE, JUNE 30, 2006                               420.5       $ 420       4,917,527         25           $ 475       $ 86,976
                                                =======================  ==========================  =============================

(continued)

                                                           PREPAID                    ACCUMULATED
                                                          CONSULTING      DEFICIT        TOTAL
                                                          ----------      -------        -----

BALANCE, JUNE 30, 2004                                         -         (107,677)     (20,925)

Issuance of common stock for:
   Services                                                                                 73
   Conversion of liabilities                                                               392
Value of warrants issued with notes                                                         28
Value of warrants issued in Heritage acquisition                                            14
Contribution of Solvis Group to QPI resulting
   in minority interest                                                                    (59)

Net loss                                                                   (4,218)      (4,218)
                                                       ------------  ----------------------------
BALANCE, JUNE 30, 2005                                         -         (111,895)     (24,695)

Issuance of common stock for:                                                                -
   Services and executive compensation                                                     318
   Convertible debentures                                                                  278
   Conversion of liabilities                                                               100
Value of warrants issued for consulting services            (302)                         (302)
Amortization of prepaid consulting                            57                            57

Net income                                                                  2,624        2,624
                                                       ------------  ----------------------------
BALANCE, JUNE 30, 2006                                    $ (245)      $ (109,271)   $ (21,620)
                                                       ============  ============================


                       The accompanying notes are an integral part of these consolidated financial statements

                                                                 F-4






                                DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                    Consolidated Statements of Cash Flows
                                      (in thousands, except share data)

                                                                                          YEAR ENDED
                                                                                  --------------------------
                                                                                     JUNE 30,      JUNE 30,
                                                                                      2006          2005
                                                                                  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss from continuing operations                                            $     2,987    $   (4,042)
   Adjustment to reconcile net loss to net cash
    used in operating activities
      Depreciation and amortization                                                       150           173
      Stock issued for services                                                           268            73
      Amortization of prepaid consulting                                                   57
      Amortization of debt discounts                                                    1,137           337
      Settlements with investors                                                          908
      Change in value of warrant and accrued derivative liabilities                    (1,988)
      Value of repriced options/warrants                                                    -             -
      Gain on extinguishment of debt                                                   (8,546)         (829)
      Gain on forgiveness of inter-company debt from Greenland
      Gain resulting from reconciliation of payroll tax liabilities
       to taxing authorities                                                           (1,924)         (264)
      Minority interest                                                                     -           (59)
      Loss on write-off of patent                                                           -         1,348
   Changes in operating assets and liabilities:
   (Increase) decrease in:
    Accounts receivable                                                                   618          (832)
    Prepaid worker's compensation premiums                                              1,130        (1,130)
    Other current assets                                                               (1,979)         (596)
    Worker's compensation deposit                                                        (447)       (2,625)
    Other assets                                                                           (3)          (11)
   Increase (decrease) in:
    Accounts payable and accrued expenses                                                  36           533
    Accrued payroll and related payroll taxes and deductions                            8,519          (139)
    PEO liabilities                                                                     1,600         3,888
                                                                                  ------------  ------------
Net cash provided by (used in) operating activities from continuing operations          2,523        (4,175)
Net cash used in operating activities from discontinued operations                       (375)         (176)
                                                                                  ------------  ------------
Net cash used in operating activities                                                   2,148        (4,351)
                                                                                  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash acquired with (paid for) acquisition                                              122           (20)
   Purchase of furniture and equipment                                                   (220)         (168)
                                                                                  ------------  ------------
Net cash provided by (used in) investing activities from continuing operations            (98)         (188)
Net cash used in investing activities from discontinued operations                          -             -
                                                                                  ------------  ------------
Net cash provided by (used in) investing activities                                       (98)         (188)
                                                                                  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in cash overdraft, net                                                         (162)          167
   Line of credit, net                                                                   (769)          769
   Proceeds from notes payable                                                          3,253         3,990
   Proceeds from issuance of convertible debentures                                     5,000             -
   Payment of debt issue costs                                                           (392)            -
   Repayments of notes payable                                                         (5,404)         (423)
   Repayments of borrowings under bank notes payable                                     (483)            -
   Repayments of capital lease obligations                                                 (4)          (21)
                                                                                  ------------  ------------
Net cash provided by financing activities from continuing operations                    1,039         4,482
Net cash provided by financing activities from discontinued operations                      -             -
                                                                                  ------------  ------------
Net cash provided by financing activities                                               1,039         4,482
                                                                                  ------------  ------------
NET DECREASE IN CASH AND
   CASH EQUIVALENTS                                                                     3,089           (57)

CASH AND CASH EQUIVALENTS, Beginning of year                                              171           228
                                                                                  ------------  ------------
CASH AND CASH EQUIVALENTS, End of year                                            $     3,260   $       171
                                                                                  ============  ============


           The accompanying notes are an integral part of these consolidated financial statements

                                                     F-5






                                DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                               Consolidated Statements of Cash Flows, Continued
                                       (in thousands, except share data)


                                                                                       YEARS ENDED
                                                                             --------------------------------
                                                                                 JUNE 30,         JUNE 30,
                                                                                   2006             2005
                                                                             ---------------  ---------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                             $             -  $             -
                                                                             ===============  ===============
   Income taxes paid                                                         $             -  $             -
                                                                             ===============  ===============

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Conversion of convertible debentures into common stock                    $           278  $           241
                                                                             ===============  ===============
   Conversion of accounts payable and accrued liabilities into
      common stock                                                           $           100  $           151
                                                                             ===============  ===============
   Note payable issued for purchase of interest in Alliance Group            $         2,800  $             -
                                                                             ===============  ===============

   Net assets acquired in business combinations:
     Cash                                                                    $           122  $             -
     Receivables                                                                         415                -
     Property and equipment                                                                -                7
     Customer list                                                                       567               72
     Accounts payable and accrued liabilities                                            546                -


            The accompanying notes are an integral part of these consolidated financial statements

                                                      F-6

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of Dalrada Financial Corporation ("DFCO" or the "Company"), incorporated under the laws of the state of California in March 1982 and subsequently reincorporated under the laws of the state of Delaware in May 1983, and its following active subsidiaries (there are ten inactive subsidiaries not listed):

      a)    SourceOne Group, Inc., - 100% owned by DFCO;

      b)    The Christianson Group - 100% owned by DFCO;

      c)    Heritage Staffing Group, Inc. - 100% owned by DFCO;

      d)    Strategic Alternative Staffing, LLC - 100% owned by DFCO and

      e)    Quik Pix, Inc. - 85% owned by DFCO.

All significant intercompany accounts and transactions have been eliminated.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended June 30, 2006, the Company experienced a loss from continuing operations of $4,739 and as of June 30, 2006, the Company had a negative working capital deficit of $24,916 and had a negative stockholders' deficit of $21,620. In addition, the Company is in default on certain note payable obligations, delinquent on payroll tax obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management believes that it can continue to raise debt and equity financing to support its operations.

STOCK SPLITS

On September 15, 2006, the Company authorized a one for two hundred (1 for 200) reverse stock split of its common stock. All share information for common shares has been retroactively restated for this reverse stock split.

NATURE OF BUSINESS

The Company provides a variety of financial, staffing, professional employer organization outsourcing (PEO) and human resources services to small and medium-size businesses. These services allow the Company's customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, employee benefits administration, risk management and human resource administration. These financial services relieve existing and potential customers of the burdens associated with personnel management and control.

DFCO provides services through its subsidiaries and divisions: SourceOne Group, Inc. ("SOG") and Heritage Staffing; in addition, through The Solvis Group, Inc., ("Solvis") an 85% owned subsidiary that includes the operating units:
CallCenterHR (TM), Solvis Financial Services, Solvis Medical Staffing and Solvis home Health Care. These companies and business units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, risk management and safety, and temporary staffing services, to small and medium-sized businesses. Solvis' services cover a broad range of services including payroll debit cards, health insurance, 401(k) and 125-Flex plans, supplemental insurance, payroll advances, and other value-added benefits.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


Staffing services include on-demand or short-term staffing assignments, long-term or indefinite-term contract staffing and on-site management. In a PEO contract arrangement, the Company becomes a co-employer of the client's existing workforce and assumes some or all of the client's human resource management responsibilities.

As a human resource department and strategic business partner for the Company's clients, its service offerings allow its clients to:
      o comply with ever evolving complex employment related regulatory and tax issues;
      o increase productivity by improving employee satisfaction and retention;
      o     reduce payroll expenses with lower workers' compensation costs; and
      o     focus on core business activities instead of human resource matters.

In January 2003, the Company completed the acquisition of a controlling in the shares of Quik Pix, Inc. ("QPI"), located in Anaheim, California. At the time of acquisition, QPI's principal business was providing products and services associated with visual marketing support. QPI revenues consist primarily of developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion Images(TM), ("Photomotion") which is a patented color medium of multi-image transparencies. DFCO moved its ColorBlind(TM) software business into QPI. The business is in the process of being sold to another company, which will be concluded by the end of October 2006.

In July 2005, QPI acquired The Solvis Group, Inc. ("Solvis") from DFCO and changed its name to The Solvis Group and its trading symbol to SLVG. Solvis current trades on the Pink Sheets(R). As of June 30, 2006, Solvis is a wholly-owned subsidiary of QPI.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include but are not limited to recoverability of property and equipment, payroll tax liabilities, reserves for contingent liabilities and deferred taxes. Actual results could materially differ from those estimates.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


REVENUE RECOGNITION

PEO SERVICE FEES AND WORKSITE EMPLOYEE PAYROLL COSTS

The Company recognizes its revenues associated with its PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." The Company's revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, the Company changed its presentation of revenues from the gross method to an approach that presents its revenues net of worksite employee payroll costs (net method) primarily because the Company is not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, the Company takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, the Company's operating results are significantly impacted by the Company's ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the Company's gross billings.

Consistent with its revenue recognition policy, the Company's direct costs do not include the payroll cost of its worksite employees. The Company's direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

SALES OF PRODUCTS

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from products licensed to original equipment manufacturers is recorded when OEMs ship licensed products while revenue from certain license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. The Company's software arrangements do not contain multiple elements, and the Company does not offer post contract support.

TEMPORARY STAFFING

The Company records gross revenue for temporary staffing. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk and responsibility of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties and
(iii) bears the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by the Company's temporary employees. Temporary employees placed by the Company are the Company's legal employees while they are working on assignments. The Company pays all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


WORKER'S COMPENSATION

In April 2005, the Company obtained a high deductible policy with an A rated national carrier in order to manage its financial exposure from catastrophic injuries and fatalities. Regulations governing self-insured employers often require the employer to maintain surety deposits of government securities, letters of credit or other financial instruments to cover workers' claims in the event the employer is unable to pay for such claims. The Company's excess workers' compensation insurance annual policy provided coverage for single occurrences exceeding $250 with an aggregate stop loss provision of $4,000. The Company was required to post a $2,625 reserve with the carrier from which claims would be paid until all claims are settled. As of the end of the policy year, ending April 30, 2006, based upon an independent actuary report, the Company reserved $615 in pending claims against the remaining collateral fund; producing an approximate $1,800 in excess reserves. For the next policy year beginning May 2006, the carrier raised the Company's stop loss rates, but required the Company to deposit only $1,600 in the claims collateral fund as the result of the Company's low claims experience in the prior year.

CONTINGENT LIABILITIES

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the current year's presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


CONCENTRATION OF CREDIT RISK

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC and SPIC insured levels at various times during the year.

Financial instruments that could potentially subject the Company to concentration of credit risk include accounts receivable. The Company generally requires clients to pay invoices for service fees no later than one day prior to the applicable payroll date. As such, the Company generally does not require collateral.

Additionally, during 2005, 96% of revenue derived from temporary staffing was from two clients and during 2006 47% of revenue derived from temporary staffing was from two clients.

ALLOWANCE METHOD USED TO RECORD BAD DEBTS

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $639 at June 30, 2006. Accounts deemed uncollectible are written off against the allowance.

LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with SFAS Nos. 142 and 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation, including amortization of assets recorded under capitalized leases, is generally computed on a straight-line basis over the estimated useful lives of assets ranging from three to seven years. Amortization of leasehold improvements is provided over the initial term of the lease, on a straight-line basis. Maintenance, repairs, and minor renewals and betterments are charged to expense.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors.

CUSTOMER LISTS

Customer lists includes customer purchased with the acquisition of certain assets of Heritage and SSL. The customer lists for Heritage and SSL are being amortized over their estimated useful life of 36 and 48 months, respectively, using the straight-line method. Amortization expense for the fiscal years 2007, 2008, 2009 and 2010 is expected to be $166, $160, $142 and $118, respectively.

PATENT COSTS

Patent costs include direct costs of obtaining the patent. Costs for new patents are capitalized and amortized over the estimated useful life of the patent, generally over the life of the patent on a straight-line method. The cost of patents in process is not amortized until issuance. During the year ended June 30, 2005, the Company determined that the cost of the patent was not recoverable and took a write-off related to the patent of $1,348.

ADVERTISING COSTS

The Company expenses advertising and promotion costs as incurred. During fiscal 2006 and 2005, the Company incurred advertising and promotion costs of approximately $84 and $135, respectively.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.


EARNINGS (LOSS) PER COMMON SHARE

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company had the following potential common shares for the years ended June 30, 2006 and 2005, respectively: warrants - 7,330,000 and 157,817; stock options - 135,000 and 195,750; and convertible securities of 15,237,774 and 2,078,758. For the year ended June 30, 2005, all of the above diluted shares were considered anti-dilutive since the Company incurred a net loss. For the year ended June 30, 2006, the warrants and options were considered anti-dilutive since the average stock price for the year was less than the exercise price of the warrants and options.

Below is a computation of earning (loss) per share:

                                                                         YEAR ENDED JUNE 30,
                                                ----------------------------------------------------------------------
                                                               2006                                2005
                                                ----------------------------------  ----------------------------------
                                                  INCOME/                   PER       INCOME/                   PER
                                                  (LOSS)       SHARES      SHARE      (LOSS)       SHARES      SHARE

BASIC EARNINGS (LOSS) PER SHARE

Net income (loss) from continuing operations     $  2,679                             $ (4,042)
Preferred stock dividends                             (21)                                 (21)
                                                ----------                           ----------
                                                    2,658                               (4,063)
Discontinued operations                              (363)                                (176)
                                                ----------                           ----------
Net income (loss) attributed to common
   stockholders                                  $  2,295                             $ (4,239)
                                                ==========                           ==========

Weighed shares outstanding                                   4,100,203                           3,292,181

   Continuing operations                                                   $ 0.65                             $(1.23)
   Discontinued operations                                                  (0.09)                             (0.05)
                                                                          --------                           --------
                                                                           $ 0.56                              (1.29)
                                                                          ========                           ========

DILUTED EARNINGS  PER SHARE                                                                         N/A

Net income from continuing operations            $  2,679
Preferred stock dividends                             (21)
Interest on convertible debentures                    476
Amortization of discounts on convertible
   debentures                                       1,137
                                                ----------
                                                    4,271
Discontinued operations                              (363)
                                                ----------
Net income (loss) attributed to common
   stockholders                                  $  3,908
                                                ==========

Weighed shares outstanding                                   4,110,203

Conversion of convertible debentures into common stock      15,237,774
                                                           -----------
                                                            19,347,977
                                                           ===========

   Continuing operations                                                   $ 0.22
   Discontinued operations                                                 $(0.02)
                                                                          --------
                                                                           $ 0.20
                                                                          ========

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


DEBT DISCOUNTS

Debt discounts costs are principally the values attributed to the detachable warrants issued in connection with the convertible debentures and the value of the preferential conversion feature associated with the convertible debentures. These debt issuance costs are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the Financial Accounting Standards Board ("FASB").

MINORITY INTEREST

On April 1, 2005, the Company contributed its wholly-owned subsidiary, Solvis Group, Inc. a Michigan corporation, to QPI, an 85%-owned subsidiary of the Company. QPI subsequently changed its name to The Solvis Group, Inc., a Nevada corporation ("Solvis"). At that date, Solvis had a stockholders' equity of $393. As a result of this transaction, the Company recognized minority interest on its consolidated balance sheet in the amount of $59. During the year ended June 30, 2005, Solvis incurred a net loss of which 15% or $251 is attributed to the minority interest. In the consolidated statement of operations for the year ended June 30, 2005, the Company has only recognized the minority interests' share of the net loss to the extent of the minority interest recorded on the consolidated balance sheet. Solvis had net income for the year ended June 30, 2006 of which 15% or $81 is attributed to minority interest. The net income attributed to minority interest for the year ended June 30, 2006 of $0 that has been separately designated in the accompanying statement of operations is the current year net income related to minority interest of $81 offset by the unrecorded loss of $192 from the year ended June 30, 2005. The Company has an unrecorded loss of $111 going into the year ended June 30, 2007.

INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


STOCK BASED COMPENSATION

The Company adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No.
123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net loss and loss per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. The pro forma information regarding the effect on operations that is required by SFAS 123 has not been presented since there is no pro forma expense to be shown for the six months ended December 31, 2005 or the year ended June 30, 2005.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including accounts receivable, inventories, accounts payable, and accrued expenses, the carrying amounts approximate fair value, due to their relatively short maturities. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

COMPREHENSIVE INCOME

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting other comprehensive income and its components in a financial statement. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of other comprehensive income in any period presented.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


SEGMENT DISCLOSURE

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company has four segments.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 is not expected to have a material effect on the financial position or results of operations of the Company.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 may have a material effect on the financial position or results of operations of the Company depending upon management's plans to fund operations.

In March 2006 the FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

      1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
      2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
      3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


      4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
      5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

The cost of property and equipment at June 30, 2006 consisted of the following:

        Computer and other equipment                             $        611
        Office furniture and fixtures                                     112
        Leasehold improvements                                              -
                                                                 -------------
                                                                          723
        Less accumulated depreciation and amortization                   (368)
                                                                 -------------

                                                                 $        355
                                                                 =============

Depreciation expense for the years ended June 30, 2006 and 2005 was $103 and $77, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH OFFICERS AND KEY EXECUTIVES

During the years ended June 30, 2006 and 2005, the Company issued 252,625 and 36,361 shares of common stock to the Company's CEO as payment for compensation valued at $253 and $109, respectively.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


WARNING MANAGEMENT SERVICES, INC.

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. In addition, the Company's former CFO, Mr. Randall A. Jones, is also the CFO of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies. Mr. Jones resigned from the Company effective April 15, 2006.

GUARANTEE OF INDEBTEDNESS OF WARNING

As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable by Warning. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. As inducement to enter into this guarantee, the Company was given a non-cancelable 2-year payroll processing contract with ESI. The ESI note payable has been settled, paid, and released.

WARNING HAS A MONTH-TO-MONTH LEASE WITH THE COMPANY

Warning leases offices for its ESI subsidiary, on a month-to-month basis from the Company that started in October 2004. Monthly rental expense will be approximately $3 per month.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the year ended June 30, 2006, the Company invoiced Warning for $87 and Warning's ESI subsidiary for $520 for management services. During the year ended June 30, 2005, the Company invoiced Warning $390 for management services and $45 for reimbursement of costs. Warning also paid expenses of $38 on behalf of the Company during the year ended June 30, 2005. As of June 30, 2006, the Company has an amount due to Warning of $3 that is included in current liabilities.

NOTE 4 - ACQUISITIONS

STRATEGIC ALTERNATIVE STAFFING, LLC.

On May 1, 2006, DFCO completed its acquisition of Strategic Alternative Staffing LLC ("SSL"). The purchase price was $558 consisting of a $550 note payable to the owner of SSL and 50,000 warrants to purchase shares of DFCO common stock valued at $8. SSL is a professional employer organization and a broker of certain employee benefits. The Company acquired SSL as part of its strategic growth plan.

The operating results of SSL beginning May 1, 2006 are included in the accompanying consolidated statements of operations.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The total purchase price was valued at $558 and is summarized as follows in accordance with SFAS No. 141 and 142:

        Cash                                           $            122
        Accounts receivable                                         415
        Customer list                                               567
        Accounts payable and accrued expenses                      (546)

                                                       ----------------
        Purchase price                                 $            558
                                                       ================

The customer list is being amortized over 48 months.

The pro forma financial information that the consolidated operations of the Company as if the SSL acquisition had occurred as of the beginning of the periods presented is not presented since the operations of SSL prior to the acquisition by DFCO were immaterial.

HERITAGE STAFFING GROUP, INC.

On April 4, 2005, DFCO completed its acquisition of certain assets of Heritage Staffing Group, Inc. ("Heritage"). The purchase price was $79 consisting of $20 in cash, a $45 note payable to the owner of Heritage and 25,000 warrants to purchase shares of DFCO common stock valued at $14. These warrants expired on March 31, 2006. Heritage is in the temporary staffing business and the Company acquired certain assets of Heritage to complement it other temporary staffing business.

The operating results of Heritage beginning April 4, 2005 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at $80 and is summarized as follows in accordance with SFAS No. 141 and 142:


        Computer equipment                             $              4
        Furniture and fixtures                                        3
        Customer list                                                72
                                                       ----------------
        Purchase price                                 $             79
                                                       ================

The customer list is being amortized over 36 months.

The pro forma financial information that the consolidated operations of the Company as if the Heritage acquisition had occurred as of the beginning of the periods presented is not presented since the operations of Heritage prior to the acquisition by DFCO were immaterial.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


NOTE 5 - INVESTMENT IN ALLIANCE INSURANCE GROUP

On February 3, 2006, Solvis, a subsidiary of DFCO and Employment Systems, Inc., ("ESI") a wholly owned subsidiary of Warning Management Services, a related party, purchased an eighteen (18%) percent interest in Alliance Insurance Group for $2,800. The purpose of the investment was to obtain access to a low cost worker's compensation insurance policy for both companies.

The $2,800 purchase price is being financed through Bank Direct at 7.25% over 23 months. Both Solvis and ESI are co-signatories on the note. As Solvis is a co-guarantor of the note, the Company recorded the whole note of $2,800 on its books and recorded a $1,400 related party receivable from ESI. Additionally, the Company recorded a $1,400 investment in the insurance company. Solvis' $1,400 investment represents a 9% interest in the insurance company. ESI's $1,400 payable to Solvis is secured by ESI's 9% investment interest in the insurance company. The Company has accounted for this investment in Alliance Insurance Group using the cost method.

NOTE 6 - OTHER ACCRUED EXPENSES

Other accrued expenses at June 30, 2006 consisted of the following as of:


        Accrued interest and penalties                 $            270
        Accrued judgments                                         2,268
        Taxes payable                                                63
        Deposits                                                    293
        Other                                                       626
                                                       ----------------
                                                                  3,520
                                                       ================

NOTE 7 - BORROWINGS UNDER BANKS NOTES PAYABLE

The Company had outstanding two notes payable to Imperial Bank and Export-Import Bank in the amounts of $1,490 and $1,730, respectively. In December 2005, the Company entered into an agreement with these two banks whereby the Company paid a total of $483 as full satisfaction of all outstanding principal ($3,220) and accrued interest ($1,383) relating to these two notes payable. The Company recognized a gain on the settlement of debt related to this transaction of $4,120.

NOTE 8 - FACTORING LINES OF CREDIT

The Company's temporary staffing division entered into a factoring agreement that expires in January 2007 and is renewable for successive periods of 12 months assuming certain conditions are met. The agreement provides for the Company to borrow against factored accounts receivables at a discount of approximately 2% for each 30 day period the balances remain unpaid. Customer payments are made directly to the factoring company and there is full recourse for uncollected accounts. In February 2006, we paid off the factoring line with the proceeds of the February 13, 2006 notes payable refinancing.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


NOTE 9 - CONVERTIBLE DEBT FINANCING AND DERIVATIVE LIABILITIES

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exceptions within SFAS 133, they were required by SFAS 123 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the year ended June 30, 2006, we recorded an other income item of $1,234 and $754, which relates to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of June 30, 2006, the estimated fair value of our derivative liability was $1,483, as well as a warrant liability of $3,138. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions, including: historical stock price volatility (utilizing a rolling 120-day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at June 30, 2006 the Company used the closing price of $0.15 and the respective conversion and exercise prices for the warrants.

NOTES PAYABLE

During the year ended June 30, 2006, the Company issued notes to third parties, which included eight investors. As part of the several financing transactions, the Company also issued warrants to purchase shares of stock at various exercise prices.


DATE OF NOTE                    AMOUNT OF NOTES      CONVERSION PRICE(1)           TERM OF NOTE
------------                    ---------------      -------------------           ------------
January 27, 2006 (1)            $           112      $             0.452                2 years
February 9, 2006 (1)            $           246      $             0.452                2 years
February 13, 2006               $         7,545                  75% (3)                2 years


DATE OF WARRANTS ISSUED      NUMBER OF WARRANTS          EXERCISE PRICE        TERM OF WARRANTS
-----------------------      ------------------          --------------        ----------------

February 13, 2006                     6,760,000          $         1.00                 7 years
February 13, 2006 (2)                   520,000          $         1.00                 7 years
May 1, 2006 (4)                          50,000          $        20.00                 7 years

(1) = no warrants issued with this financing transaction.
(2) = no debt associated with these warrants.
(3) = 75% of 20-day pre-conversion market-based price.
(4) = warrants issued in connection with SSL acquisition

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The notes contain provisions on interest accrual at the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The Interest Rate shall not be less than fifteen percent (15%). Interest shall be calculated on a 360 day year. Interest on the Principal Amount shall be payable monthly, commencing 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date.

Following the occurrence and during the continuance of an Event of Default (as discussed in the Note), the annual interest rate on the Note shall automatically be increased by two percent (2%) per month until such Event of Default is cured.

The Notes also provide for liquidated damages on the occurrence of several events. As of June 30, 2006, no liquidating damages have been incurred by the Company.

Debt features. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The proceeds from the financing transactions were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, the remaining value, if any, is allocated to the Note on the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (two years). For the year ended June 30, 2006, the Company accreted $884, of debt discount related to the Notes.

WARRANTS ISSUED

The estimated fair value of the warrants at issuance were as follows:


DATE OF WARRANTS ISSUED     NUMBER OF WARRANTS     VALUE AT ISSUANCE     VOLATILITY FACTOR
-----------------------     ------------------     -----------------     -----------------
February 13, 2006                    6,760,000     $           3,582                   72%
February 13, 2006                      520,000     $             302                   72%

These amounts have been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of on the date of issuance and the respective exercise price, a 7.0 year term, and the volatility factor relative to the date of issuance. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining time till maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at June 30, 2006, the Company used the closing price of $0.15, the respective exercise price, as well as the remaining term on each warrant, as well as a volatility of 90%. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at June 30, 2006, had decreased to a fair value of $3,138, due in part to a decrease in the market value of the Company's common stock to $0.15 from $0.20 at issuance of the February 13, 2006 amount, as well as an increase in the volatility from 72% to 90% which resulted in an "other income" item of $754 on the Company's books.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

DEBT FEATURES

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes, the debt features had an estimated initial fair value as follows, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet.

                                             DEBT FEATURES
DATE OF NOTE            AMOUNT OF NOTES    VALUE AT ISSUANCE    CARRYING VALUE
------------            ---------------    -----------------    --------------

January 27, 2006        $           112    $              69    $           43
February 9, 2006        $           246    $             133    $          113
February 13, 2006       $         7,545    $           2,515    $        1,448

In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with the closing price on original date of issuance, a conversion price based on the terms of the respective contract, a period based on the terms of the notes, and a volatility factor on the date of issuance. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at June 30, 2006, the company used the closing price of $0.21 and the respective conversion price, a remaining term coinciding with each contract, and a volatility of 90%. For the year ended June 30, 2006, due in part to a decrease in the market value of the Company's common stock to $0.15 the Company recorded an "other income" on the consolidated statement of operations for the change in fair value of the debt features of approximately $1,234. At June 30, 2006, the estimated fair value of the debt features was approximately $1,483.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The significant fluctuations can create significant income and expense items on the financial statements of the Company.

Because the terms of the convertible notes ("notes") require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the notes. Were the notes to not have contained those terms or even if the transactions were not entered into, it could have altered the treatment of the other notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The notes and warrants, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

For the year ended June 30, 2006, we recorded an other income item of $1,234 and $754, related to the decrease in value of the debt features and warrants. A tabular reconciliation of this adjustment follows:

For the year ended June 30, 2006:

        $    754   income, decrease in value of warrant liability
        $  1,234   income, decrease in value of derivative liability
        --------
        $  1,988   other income related to convertible debt

For the year ended June 30, 2006, the Company recorded $884 of interest expense related to the accretion of debt related to the convertible financing.

For the year ended June 30, 2006:

        $    884   of interest expense related to accretion of convertible debt
        --------
        $    884   of interest expense related to convertible debt

The balance of the carrying value of the convertible debt as of June 30, 2006 is:

        $  1,605   original carrying value on convertible debt
        $   (228)  converted to equity
        $    884   accretion of convertible debt
        --------
        $  2,261   June 30, 2006 carrying value of debt

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The balance of the carrying value of the derivative liability as of June 30, 2006 is:

        $  2,717   original value of derivative liability
        $ (1,234)  income, decrease in value of derivative liability
        --------
        $  1,483   June 30, 2006 value of derivative liability

The balance of the carrying value of the warrant liability as of June 30, 2006 is:

        $  3,892   original carrying value of warrant liability
        $   (754)  income, decrease in value of warrant liability
        --------
        $  3,138   June 30, 2006 value of warrant liability

During the year ended June 30, 2006, the Company discussed with the lead investor the refinancing of certain convertible notes, including disputed amounts for accrued interest, penalties and note balances. As part of the funding described above we recognized an additional settlement of accrued interest, penalties and balances for $908.

NOTE 10 - NOTES PAYABLE, INCLUDING AMOUNTS DUE TO RELATED PARTIES

On August 9, 2005, the Company issued two secured promissory notes to two investors totaling $221. The notes are due on October 9, 2005 and accrue interest at a rate of 12% per annum. These two notes have not been repaid and are currently in default. In addition, on December 22, 2005, the Company issued a promissory note to an investor for $600. The note was due on January 6, 2006 and accrued interest at a rate of 15% per annum through February 1, 2006 and 24% per annum thereafter until the note is paid in full. This note was repaid from the proceeds of the February 13, 2006 funding.

During the year ended June 30, 2006 a subordinated non-convertible note payable of $1,500 plus accrued interest of $1,390 to a former director was reduced to $750 and recognized as a gain on extinguishment of debt of $2,140. The former director indicated that he would be filling to accept $750 as payment in full on his outstanding obligation including accrued interest.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The following summarizes notes payable (including amounts due to a related party) at June 30, 2006:


        Note payable in connection with SSL acquisition,
        payable from net profits                                $       202

        Note payable to two investors, interest at 8% per
        annum, payable upon demand                                       49

        Notes payable to related party, interest at 8%,
        ranging from payable upon demand to due in 2008                 458

        Note payable to investor, interest at 10% per
        quarter, payable upon demand                                     70

        Note payable to bank related to financing of
        worker's compensation deposit, interest at 7.5%,
        payable over 10 months through March 2007                     2,553

        Note payable to Direct Bank related to purchase
        of Alliance Insurance Group, interest at 7.5%,
        payable over 23 months with balance due in
        February 2008                                                 2,340

        Note payable to a former director                               750

        Other                                                             4
                                                                -----------
                                                                      6,426
        Less current portion                                         (5,156)
                                                                -----------
        Long-term portion                                       $     1,270
                                                                ===========

Notes payable mature as follows:

                During the years ended June 30,
                 2007                                           $     5,156
                 2008                                                 1,270
                                                                -----------
                                                                $     6,426
                                                                ===========

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


NOTE 11 - STOCKHOLDERS' DEFICIT

AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

On May 14, 2004, the Company's shareholders approved a Board proposal to amend the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares.

5% SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK

Holders of the 5% convertible preferred stock ("Series A") are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually.

The 5% convertible preferred stock is convertible, at any time, into shares of the Company's common stock, at a price of $3.5 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, the Company shall reserve, and keep reserved, out of its authorized but un-issued shares of common stock, sufficient shares to effect the conversion of all shares of the 5% convertible preferred stock.

In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Company, the 5% convertible preferred shareholders shall be entitled to receive $1 per share, together with accrued dividends, to the date of distribution or payment, whether or not earned or declared.

The 5% convertible preferred stock is callable, at the Company's option, at call prices ranging from $210 to $220 per share. No call on the 5% convertible preferred stock was made during fiscal 2006 and 2005. As of June 30, 2006, the accumulated dividend in arrears was approximately $474 on the Series A.

COMMON STOCK WARRANTS

The following is a summary of the warrant activity:

                                                                  UNDERLYING
                                               PRICE PER            COMMON
                                                 SHARE              SHARES
                                            ----------------    ---------------

                                                                ---------------

     JUNE 30, 2004                           $4.00 - $300.00            107,817
          Granted                            $0.60 - $1.00               50,000
          Exercised                                -                          -
          Canceled                                 -                          -
                                                                ---------------

     JUNE 30, 2005                           $0.60 - $300.00            157,817
          Granted                            $1.00 - $20.00           7,330,000
          Exercised                                -                          -
          Canceled                           $0.60 - $300.00           (157,817)
                                                                ---------------
     EXERCISABLE AT JUNE 30, 2006                                     7,330,000
                                                                ---------------

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The weighted average remaining contractual life of warrants outstanding at June 30, 2006 is 6.60 years. The intrinsic value of the outstanding warrants at June 30, 2006 was $0. The exercise prices for warrants outstanding at June 30, 2006 are as follows:

                            NUMBER
                              OF                   EXERCISE
                           WARRANTS                 PRICE
                        --------------          --------------

                             7,280,000                   $1.00
                                50,000                  $20.00
                        --------------

                             7,330,000
                        ==============

2001 STOCK OPTION AND STOCK PURCHASE PLANS

The Company's shareholders approved the 2001 Stock Option Plan, pursuant to which 1,000,000 shares of common stock are reserved for issuance to eligible employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2001 Stock Option Plan. Options granted under the 2001 Stock Option Plan may either be incentive or nonqualified stock options.

The Company's shareholders approved the 2001 Stock Purchase Plan, as amended, which enables eligible employees to purchase in the aggregate up to 50,000 shares of common stock.

STOCK OPTION ACTIVITY

The following is a summary of the stock option activity:


                                                  STOCK OPTION PLANS
                                                                  UNDERLYING
                                               PRICE PER            COMMON
                                                 SHARE              SHARES
                                            ----------------    ---------------

                                                                ---------------

     JUNE 30, 2004                            $2.00 - $5.00             195,750
          Granted                                   -                         -
          Exercised                                 -                         -
          Canceled                                  -                         -
                                                                ---------------

     JUNE 30, 2005                            $2.00 - $5.00             195,750
          Granted                                   -                         -
          Exercised                                 -                         -
          Canceled/Expired                    $2.00 - $3.00             (60,750)
                                                                ---------------
     EXERCISABLE AT JUNE 30, 2006             $2.00 - $5.00             135,000
                                                                ---------------

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The weighted average remaining contractual life of options outstanding issued under the Stock Option Plans is 0.17 years at June 30, 2006. The exercise prices for options outstanding at June 30, 2006 are as follows:

                            NUMBER
                              OF                   EXERCISE
                           WARRANTS                 PRICE
                        --------------          --------------

                                 7,500                   $2.00
                               127,500                   $5.00
                        --------------

                               135,000
                        ==============

The Company has implemented SFAS 123R for future grants of options to employees. No unvested option grants to employees were outstanding at June 30, 2006.

COMMON STOCK ISSUED FOR SERVICES AND COMPENSATION

The table below shows all the issuances of common stock for services during the year ended June 30, 2006 and 2005. The value of the services was derived by multiplying the market value of the Company's common stock at the date a transaction for services was entered into by the number of shares issued.


                                   FISCAL 2006


     ISSUE                                          SHARES
      DATE           DESCRIPTION                    ISSUED           AMOUNT

     9/16/05  Professional Services                    25,000     $          15
     3/13/06  Compensation to officer                  50,000                50
     6/30/06  Compensation to officer                 252,625               253
                                                 ------------     -------------
                                                      327,625     $         318
                                                 ============     =============

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


                                   FISCAL 2005


     ISSUE                                          SHARES
      DATE           DESCRIPTION                    ISSUED           AMOUNT

      7/26/04  Strategic planning/marketing             2,250     $           2
      9/28/04  Strategic planning/marketing             7,500                 8
     10/19/04  Strategic planning/marketing             8,365                 8
     10/25/05  Strategic planning/marketing            25,000                25
      6/13/05  Professional services                   30,000                30
                                                 ------------     -------------
                                                       73,115     $          73
                                                 ============     =============

NOTE 12 - SEGMENT AND GEOGRAPHIC INFORMATION

During fiscal 2006 and 2005, the Company managed and internally reported the Company's business as four (4) reportable segments as follows:

(1)   professional employer organization
(2)   temporary staffing
(3)   products;
(4)   corporate;

Segment information for the fiscal year ended June 30, 2006 and 2005, was as follows:

                                                PEO          TEMPORARY
                                              BUSINESS        STAFFING      PRODUCTS      CORPORATE       TOTAL
SELECTED STATEMENT OF OPERATIONS ACTIVITY:
Fiscal year ended June 30, 2006
  Revenues                                       1,382         68,226           772             -         70,380
  Cost of revenues                                 998         62,897            34             -         62,897
Gross profit                                       384          5,329           738             -          6,451
Total assets at June 30, 2006                    1,304         11,781           146         1,467         14,698

Fiscal year ended June 30, 2005
  Revenues                                       1,930         17,029           517             -         19,476
  Cost of revenues                               1,424         15,010            96             -         16,530
Gross profit                                       506          2,019           421             -          2,946
Impairment of patent                                 -              -         1,348             -          1,348

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


All sales were made in the United States of America

NOTE 13 - INCOME TAXES

The Company's provision for income taxes is accounted for in accordance with SFAS 109. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is then provided for deferred tax assets that are more likely than not to not be realized.

The provision (benefit) for income taxes is as follows for the years ended June 30:

                                                2006            2005
                                            ------------    ------------

                Current - State             $         40    $          -
                Deferred benefit                       -               -
                                            ------------    ------------
                                            $         40    $          -
                                            ============    ============

The components of deferred income taxes are as follows at June 30:

                                                       2006            2005
                                                   ------------    ------------
     Deferred tax assets
        Net operating loss carryforwards           $     37,493    $     38,927
        Other                                               475             524
                                                   ------------    ------------
                                                         37,968          39,451
     Valuation allowance                                (37,968)        (39,451)
                                                   ------------    ------------
                                                   $          -    $          -
                                                   ============    ============

The Company's federal and state net operating loss carryforwards expire in various years through 2017. The Company has made numerous equity issuances that could result in limitations on the annual utilization of the Company's net operating loss carryforwards. The Company has not performed an analysis to determine the effect of such changes.

The provision for income taxes results in an effective rate that differs from the federal statutory rate. Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the year ended June 30, 2006:

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


                                                     Tax           Percentage

     Federal Tax                                 $        892             34.0%
     State tax                                            157              6.0%
     Penalties                                            374             14.3%
     Reserves                                             200              7.6%
     Other                                                (41)            (1.6%)
     Net operating loss                                (1,542)           (58.8%)
                                                 ------------     -------------
                                                 $         40              1.5%
                                                 ============     =============

Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the year ended June 30, 2005:

                                                     Tax           Percentage

     Federal Tax                                 $     (1,434)            34.0%
     State tax                                           (253)             6.0%
     Penalties                                            306             (7.3)
     Other                                                 59             (1.4%)
     Net operating loss                                 1,322            (31.3%)
                                                 ------------     -------------
                                                 $          -                0%
                                                 ============     =============

At June 30, 2006, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $90,000,000 and $69,000,000, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2010 through 2020.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

The Company leases its operating facilities under lease agreements that expire through 2011.

Total rental expense was approximately $335 and $299 for the years ended June 30, 2006 and 2005, respectively.

Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

                                                  Operating Leases
                                                --------------------
     YEAR ENDING JUNE 30,
     2007                                       $                432
     2008                                                        347
     2009                                                        192
     2010                                                        195
     2011                                                         17
                                                --------------------
     Net Minimum Lease Payments                 $              1,183
                                                ====================

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


LEGAL MATTERS

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. In April 2006, Dalrada and SourceOne Group, Inc. entered into a settlement with AF2 Operating Company, LLC and other parties involved in the matter of AF2 Operating Company, LLC v. SourceOne Group Inc., et al. The net result of the settlement was that Dalrada and SourceOne Group, Inc. are obligated to make a net settlement payment of $ 203. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. These claims are currently pending.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. In July 2007, the judge dismissed Dalrada from the litigation and dismissed many, but not all, of the claims against SourceOne Group. Management has vigorously contested the claims made by Liberty. Trial is scheduled for January 2007.

On April 25, 2006, a trial occurred in the matter of LM Insurance Corporation v. Brian Bonar pending in Superior Court of California for the County of San Diego. LM Insurance Corporation asserted that SourceOne Group, Inc. had entered into a policy for insurance coverage and that Brian Bonar had personally guaranteed the premium payments. The court found in favor of Brian Bonar.

On February 10, 2005, Berryman & Henigar Enterprises ("Plaintiff"), filed a complaint in the Superior Court of California, County of San Diego, Case No. GIC842610, against Warning Model Management, Inc. for breach of a promissory note issued pursuant to terms and conditions of a certain stock purchase and sale agreement dated September 9, 2004. The Company allegedly guaranteed payments on the underlying promissory note. Plaintiff seeks principal damages of $750 in that regard. Warning Model Management, Inc. has taken the position that Plaintiff failed to disclose certain material information in the underlying transaction which thereby negates the promissory note. Warning Model Management, Inc. reached a settlement, effective as of September 30, 2005 with the Plaintiff, which requires defendants, collectively, to pay Plaintiff the aggregate sum of $380. Defendants have made the initial two payments due under the settlement and the final payment in the sum of $80 was paid in April 2006. Accordingly, the matter has been settled and all claims satisfied.

On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. The Company has filed a cross-complaint alleging various causes of action against Plaintiff and its officers, directors and/or managing agents including Thomas J. Beener, Gene Cross, George Godwin, and Edward Sano. The subject cross-complaint seeks pecuniary and punitive damages resulting from various fraudulent transactions as well as legal malpractice against Mr. Beener. In July 2006, the matter was settled with Dalrada paying $150 of legal fees incurred by Greenland.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1 to just over $1,000, with the great majority being less than $20.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company was in a dispute with former creditors regarding the amount of debt converted into common stock. These creditors were seeking damages totaling $316. The Company proposed a settlement in the amount of $316, based on the advice of the Company's legal counsel. Consequently, $316 was charged to operations in the accompanying financial statements for the year ended June 30, 2006. The plaintiffs have accepted the settlement offer.

NOTE 15 - GAIN ON SETTLEMENT OF DEBT

During the year ended June 30, 2006 and 2005, the Company recognized a gain on settlement of debt of $8,546 and $829, respectively. For the year ended June 30, 2006, the recognized a gain of $4,120 related to the settlement of two notes payable to banks. (See Note 7) and a gain of $2,140 related to the settlement of notes payable and accrued interest with a former director (See Note 10). The remaining gain of $2,286 for the year ended June 30, 2006 and the gain of $829 for the year ended June 30, 2005 resulted primarily from the write off of stale accounts payable and judgments. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as settlement of debt.

NOTE 16 - GAIN RESULTING FROM RECONCILIATION OF PAYROLL TAX LIABILITIES TO TAXING AUTHORITIES

During the years ended June 30, 2006 and 2005, the Company recorded an adjustment to earnings of $1,924 and $1,895, respectively, resulting from a reconciliation with the Internal Revenue Service and certain State taxing authorities of the amounts due for delinquent payment of payroll tax liabilities. The Company continually updates its estimate of the amount due related to delinquent payroll taxes and penalties as it receives correspondence or settlement agreements with the Internal Revenue Service and State taxing authorities.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
                  (in thousands, except for share information)


The Company is delinquent in filing its payroll tax returns and owes $8,451 in delinquent payroll tax payments, interest and penalties.

NOTE 17 - DISCONTINUED OPERATIONS

In November 2005, the Company determined to discontinue operations of Master Staffing, its executive recruiting division. The decision was based on the Master Staffing lack of ability to generate sufficient revenue and the Company's lack of expertise in the executive recruiting business. The Company is completely exiting the executive recruiting business. The Company plans to wind down the operations of Master Staffing and close its only office over the next few months.

For the year ended June 30, 2006 and 2005, Master Staffing's revenues were $11 and $0, respectively, and losses from operations were $363 and $176, respectively. The results of operations of Master Staffing have been reported separately as discontinued operations.

Master Staffing's net assets at June 30, 2006 were $22, which consisted of furniture and equipment of $19 and other assets of $3.

NOTE 18 - SUBSEQUENT EVENTS

ALL STAFFING, INC. ACQUISITION

On September 13, 2006 the Company acquired All Staffing, Inc., a Lansford, Pennsylvania-based company that provides staffing, staffing leasing, and professional employer organization ("PEO") services to clients in the northeast U.S. All Staffing establishes an east coast presence for Dalrada, and expands the Company's organization to include expanded operations to pursue a nationwide footprint. Dalrada has offices and subsidiaries in Texas, Michigan, California, and Colorado. The terms of the acquisition include payment of $3.5 million in cash and common stock.

STOCK SPLITS

On September 15, 2006, the Company authorized a one for two hundred (1 for 200) reverse stock split of its common stock. All share information for common shares has been retroactively restated for this reverse stock split.


                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2006
                        (in thousands, except share data)
                                   (unaudited)

                                                                        SEPTEMBER 30,
                                                                             2006
                                                                          ---------
                                                                         (unaudited)
                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                             $   3,306
    Accounts receivable, net of allowance of $799                             5,237
    Debt issue costs                                                            304
    Other current assets                                                      2,761
                                                                          ---------
TOTAL CURRENT ASSETS                                                         11,608
                                                                          ---------
CUSTOMER LIST, net of accumulated amortization of $99                           917
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $402                 726
WORKER'S COMPENSATION DEPOSIT                                                 3,335
INVESTMENT IN ALLIANCE INSURANCE GROUP                                        1,400
RECEIVABLE FROM RELATED PARTY                                                 1,400
OTHER LONG-TERM ASSETS                                                          255
                                                                          ---------
TOTAL ASSETS                                                              $  19,641
                                                                          =========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Notes payable, current portion (includes related party note of $65)       4,744
    Line of Credit                                                              500
    Accounts payable                                                          1,338
    PEO payroll taxes and other payroll deductions                            8,970
    Accrued payroll and related payroll taxes and deductions                 13,599
    Other accrued expenses                                                    4,282
    Warrant liability                                                         6,027
    Accrued derivative liability                                              1,513
                                                                          ---------
TOTAL CURRENT LIABILITIES                                                    40,973
                                                                          ---------
CONVERTIBLE DEBENTURES, net of discounts of $4,895                            2,780
NOTES PAYABLE, net of current portion (includes
  related party note of $393)                                                   614
                                                                          ---------
TOTAL LIABILITIES                                                            44,367
                                                                          ---------
MINORITY INTEREST                                                               148
COMMITMENTS AND CONTINGENCIES                                                    --
STOCKHOLDERS' DEFICIT
    Series A convertible, redeemable preferred stock,
      $1,000 par value, 7,500 shares authorized
      420.5 shares issued and outstanding                                       420
    Common stock; $0.005 par value; 1,000,000,000 shares
      authorized; 4,917,527 shares issued and outstanding                        25
    Common stock warrants                                                       475
    Additional paid-in capital                                               86,976
    Prepaid consulting                                                         (207)
    Accumulated deficit                                                    (112,563)
                                                                          ---------
TOTAL STOCKHOLDERS' DEFICIT                                                 (24,874)
                                                                          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                               $  19,641
                                                                          =========

              The accompanying notes are an integral part of these
                       consolidated financial statements

                                      F-36



                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               SEPTEMBER 30, 2006
                        (in thousands, except share data)
                                   (unaudited)

                                                            THREE MONTHS
                                                     --------------------------
                                                    SEPTEMBER 30,  SEPTEMBER 30,
                                                         2006           2005
                                                     -----------    -----------
                                                     (unaudited)     (unaudited)
REVENUES
    Temporary staffing services                      $    33,082    $    11,543
    PEO Services                                           2,993            295
    Products and other                                       883            191
                                                     -----------    -----------
TOTAL REVENUES                                            36,958         12,029
                                                     -----------    -----------
COST OF REVENUES
    Cost of temporary staffing                            30,035         10,826
    Cost of PEO services                                   2,355            354
    Cost of products and other                                11             11
                                                     -----------    -----------
TOTAL COST OF REVENUES                                    32,401         11,191
                                                     -----------    -----------
GROSS PROFIT                                               4,557            838
                                                     -----------    -----------
OPERATING EXPENSES
    Selling, general and administrative                    3,872          1,672
                                                     -----------    -----------
TOTAL OPERATING EXPENSES                                   3,872          1,672
                                                     -----------    -----------
INCOME (LOSS) FROM OPERATIONS                                685           (834)
                                                     -----------    -----------
OTHER INCOME (EXPENSES):
    Interest expense                                      (1,267)          (423)
    Penalties and interest                                    --           (273)
    Gain on extinguishment of debt                           351          1,341
    Change in derivative and warrant liabilities          (2,919)            --
    Other, net                                                28             29
                                                     -----------    -----------
TOTAL OTHER INCOME (EXPENSE)                              (3,807)           674
                                                     -----------    -----------
LOSS BEFORE PROVISION FOR INCOME TAXES
    AND DISCONTINUED OPERATIONS                           (3,122)          (160)
PROVISION FOR INCOME TAXES                                    --             --
                                                     -----------    -----------
LOSS BEFORE MINORITY INTEREST AND
    DISCONTINUED OPEATIONS                                (3,122)          (160)
                                                     -----------    -----------
MINORITY INTEREST IN SUBSIDIARY (INCOME)                    (148)            --
                                                     -----------    -----------
NET LOSS FROM CONTINUING OPERATIONS                       (3,270)          (160)
                                                     -----------    -----------
DISCONTINUED OPERATION:
    Loss from discontinued operation                         (22)          (100)
                                                     -----------    -----------
                                                             (22)          (100)
                                                     -----------    -----------
NET LOSS                                                  (3,292)          (260)
OTHER COMPREHENSIVE LOSS
    Foreign currency translation                              --             (3)
                                                     -----------    -----------
COMPREHENSIVE LOSS                                        (3,292)          (263)
                                                     ===========    ===========
PREFERRED STOCK DIVIDENDS                                     (5)            (5)
NET LOSS ATTRIBUTED TO COMMON
    STOCKHOLDERS                                     $    (3,297)   $      (265)
                                                     ===========    ===========
LOSS PER SHARE - BASIC AND DILUTED
    Continuing operations                            $     (0.67)   $     (0.04)
    Discontinued operations                                (0.00)         (0.03)
                                                     -----------    -----------
                                                     $     (0.67)   $     (0.07)
                                                     ===========    ===========
WEIGHTED AVERAGE COMMON EQUIVALENT
    SHARES OUSTANDING - BASIC AND DILUTED              4,917,527      3,756,829
                                                     ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements


                                      F-37




                                         DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                           (unaudited)

                                       SERIES A                             COMMON   ADDITIONAL
                                    PREFERRED STOCK      COMMON STOCK       STOCK     PAID-IN    PREPAID    ACCUMULATED
                                    SHARES   AMOUNT    SHARES     AMOUNT   WARRANTS   CAPITAL   CONSULTING    DEFICIT       TOTAL
                                    ------   ------   ---------   ------   --------   --------   --------    ---------    ---------
BALANCE, JUNE 30, 2006               420.5      420   4,917,527       25        475     86,976       (245)    (109,271)     (21,620)
Amortization of prepaid consulting                                                                     38                        38
Net loss                                                                                                        (3,292)      (3,292)
                                    ---------------   ------------------   -------------------   --------    ----------------------
BALANCE, SEPTEMBER 30, 2006          420.5   $  420   4,917,527       25   $    475   $ 86,976   $   (207)   $(112,563)   $ (24,874)
                                    ===============   ==================   ===================   ========    ======================

                         The accompanying notes are an integral part of these consolidated financial statements


                                                                F-38



                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                        (in thousands, except share data)
                                   (unaudited)

                                                         THREE MONTHS ENDED
                                                   ----------------------------
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                       2006            2005
                                                   ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss from continuing operations             $     (3,270)   $       (160)
   Adjustment to reconcile net loss to net cash
     provided by operating activities
      Depreciation and amortization                          80              28
      Stock issued for services                              --              15
      Amortization of prepaid consulting                     38              --
      Amortization of debt discounts                        574              30
      Change in value of warrant and accrued
        derivative liabilities                            2,919              --
      Gain on extinguishment of debt                       (351)         (1,341)
      Minority interest                                     148              --
   Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable                                 (2,245)           (700)
     Prepaid worker's compensation premiums                  --             339
     Other current assets                                   735            (767)
     Worker's compensation deposit                          106              27
     Other assets                                           (36)             (9)
   Increase (decrease) in:
     Accounts payable and accrued expenses               (1,712)          2,760
     Accrued payroll and related payroll
        taxes and deductions                              4,296              --
     PEO liabilities                                        519             869
                                                   ------------    ------------
Net cash provided by operating activities from
  continuing operations                                   1,801           1,091
Net cash used in operating activities from
  discontinued operations                                    --            (100)
                                                   ------------    ------------
Net cash provided by operating activities                 1,801             991
                                                   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash acquired with (paid for) acquisition               (178)             --
   Purchase of furniture and equipment                      (21)             (8)

                                                   ------------    ------------
Net cash used in investing activities from
  continuing operations                                    (199)             (8)
Net cash used in investing activities from
  discontinued operations                                    --              --
                                                   ------------    ------------
Net cash used in investing activities                      (199)             (8)
                                                   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in cash overdraft, net                             --             347
   Line of credit, net                                       --             167
   Proceeds from notes payable                               --             221
   Repayments of notes payable                           (1,556)         (1,438)
   Repayments of capital lease obligations                   --              (1)
                                                   ------------    ------------
Net cash used in financing activities from
  continuing operations                                  (1,556)           (704)
Net cash used in financing activities from
  discontinued operations                                    --              --
                                                   ------------    ------------
Net cash used in financing activities                    (1,556)           (704)
                                                   ------------    ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                      --              (3)
                                                   ------------    ------------

NET DECREASE IN CASH AND
   CASH EQUIVALENTS                                          46             276

CASH AND CASH EQUIVALENTS, Beginning of period            3,260             171
                                                   ------------    ------------

CASH AND CASH EQUIVALENTS, End of period           $      3,306    $        447
                                                   ============    ============

              The accompanying notes are an integral part of these
                        consolidated financial statements


                                      F-39



                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW, CONTINUED
                        (in thousands, except share data)
                                   (unaudited)

                                                                THREE MONTHS ENDED
                                                            -------------------------
                                                           SEPTEMBER 30, SEPTEMBER 30,
                                                               2006           2005
                                                            -----------   -----------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                            $        --   $        --
                                                            ===========   ===========
   Income taxes paid                                        $        --   $        --
                                                            ===========   ===========

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Conversion of convertible debentures into common stock   $        --   $       241
                                                            ===========   ===========
   Conversion of accounts payable and accrued liabilities
     into common stock                                      $        --   $        21
                                                            ===========   ===========

   Net assets acquired in business combinations:
     Cash                                                   $        72   $        --
     Receivables                                                  1,781            --
     Other current assets                                           477            --
     Property and equipment                                         384            --
     Worker's compensation deposit                                  369            --
     Customer list                                                  377            --
     Other assets                                                   205            --
     Accounts payable                                                30            --
     Accrued expenses                                             2,397            --
     Line of credit                                                 500            --
     Notes payable                                                  238            --

The accompanying notes are an integral part of these consolidated financial statements


                                      F-40

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Dalrada Financial Corporation and Subsidiaries (the "Company" or "DFCO") have been prepared pursuant to the rules of the Securities and Exchange Commission (the "SEC") for quarterly reports on Form 10-QSB and do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America. These financial statements and notes herein are unaudited, but in the opinion of management, include all the adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations, and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended June 30, 2006 included in the Company's annual report on Form 10-KSB filed with the SEC. Interim operating results are not necessarily indicative of operating results for any future interim period or for the full year. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions have been eliminated.

MINORITY INTEREST
-----------------

On April 1, 2005, the Company contributed its wholly-owned subsidiary, Solvis Group, Inc. a Michigan corporation, to QPI, an 85%-owned subsidiary of the Company. QPI subsequently changed its name to The Solvis Group, Inc., a Nevada corporation ("Solvis"). In the consolidated statement of operations, the Company has only recognized the minority interests' share of the net loss to the extent of the minority interest recorded on the consolidated balance sheet. Solvis had net income for the three months ended September 30, 2006 of which 15% or $259 is attributed to minority interest. The net income attributed to minority interest for the three months ended September 30, 2006 of $148 that has been separately designated in the accompanying statement of operations is the current year net income related to minority interest of $259 offset by the unrecorded loss of $111 from the year ended June 30, 2006.

STOCK SPLIT
-----------

On September 15, 2006, the Company authorized a one for two hundred (1 for 200) reverse stock split of its common stock. All share information for common shares has been retroactively restated for this reverse stock split.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

COMPREHENSIVE INCOME
--------------------

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. During the three months ended September 30, 2006, the Company had no elements of comprehensive income.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 is not expected to have a material effect on the financial position or results of operations of the Company.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

         1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
         2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
         3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:
         4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
         5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single-employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

NOTE 2. GOING CONCERN CONSIDERATIONS

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the three months ended September 30, 2006, the Company had a net loss of $3,292. As of September 30, 2006, the Company had a working capital deficiency of $29,365 and had a stockholders' deficit of $24,874. In addition, the Company is delinquent on payroll tax obligations and has been sued by trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management believes that it can continue to raise debt and equity financing to support its operations.

The Company must obtain additional funds to provide adequate working capital and finance operations. However, there can be no assurance that the Company will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet the Company's capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to the Company's stockholders. If adequate funds are not available, the Company may be required to delay, reduce or eliminate some or all of its planned activities. The Company's inability to fund its capital requirements would have a material adverse effect on the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. STOCK BASED COMPENSATION

The Company adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No.
123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net loss and loss per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. The pro forma information regarding the effect on operations that is required by SFAS 123 has not been presented since there is no pro forma expense to be shown for the three months ended September 30, 2005. There were no options granted during the three months ended September 30, 2006

NOTE 4. EARNINGS (LOSS) PER COMMON SHARE

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The following potential common shares have been excluded from the computation of diluted net loss per share for the three months ended September 30, 2006: warrants - 7,330,000 and stock options - nil. All warrants are anti-dilutive at September 30, 2006 since the Company incurred a net loss.

Basic and diluted loss per share are the same for the three months ended September 30, 2006 and 2005.

NOTE 5. ACQUISITION

On September 12, 2006, DFCO acquired all the outstanding stock for All Staffing Inc., a Tennessee corporation for $500 in cash and note payable and a warrant to purchase 450,000 shares to DFCO's stock, to be valued at $3,000 36 months after issuance (closing), subject to adjustment.

All Staffing Inc, established in 1991, is a Professional Employer Organization
(PEO) located in Lansford, PA. The Company has clients in PA, NJ and NY. All Staffing provides comprehensive outsourcing of human resource and benefit administration, as well as payroll and tax processing as a co-employer with its client companies. All Staffing will undertake certain employment processes and administration for the benefit of all the Dalrada Financial companies.

The operating results of All Staffing beginning September 12, 2006 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at $500 and is summarized as follows in accordance with SFAS No. 141 and 142:

                Cash                                                    $    72
                Accounts receivable                                       1,781
                Other current assets                                        477
                Property and equipment                                      384
                Worker's compensation deposit                               369
                Customer list                                               377
                Other assets                                                205
                Accounts payable                                            (30)
                Accrued expenses                                         (2,397)
                Line of credit                                             (500)
                Notes payable                                              (238)

                                                                        -------
                Purchase price                                          $   500
                                                                        =======

The customer list is being amortized over 48 months.


NOTE 6. CONVERTIBLE DEBT FINANCING AND DERIVATIVE LIABILITIES

In accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exceptions within SFAS 133, they were required by SFAS 123 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the six months ended September 30, 2006, we recorded an other expense item of $30 and $2,889, which relates to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of September 30, 2006, the estimated fair value of our derivative liability was $1,513, as well as a warrant liability of $6,027. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions, including: historical stock price volatility (utilizing a rolling 120-day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at September 30, 2006 the Company used the closing price of $0.92 and the respective conversion and exercise prices for the warrants.

NOTES PAYABLE

During the year ended June 30, 2006, the Company issued notes to third parties, which included eight investors. As part of the several financing transactions, the Company also issued warrants to purchase shares of stock at various exercise prices.

Date of Note                  Amount of Notes     Conversion Price(1)       Term of Note
------------                  ---------------     -------------------       ------------

January 27, 2006 (1)                 $    112              $    0.452            2 years
February 9, 2006 (1)                 $    246              $    0.452            2 years
February 13, 2006                    $  7,545                 75% (3)            2 years


Date of Warrants Issued    Number of Warrants          Exercise Price   Term of Warrants
-----------------------    ------------------          --------------   ----------------

February 13, 2006                   6,760,000              $     1.00            7 years
February 13, 2006 (2)                 520,000              $     1.00            7 years
May 1, 2006 (4)                        50,000              $    20.00            7 years

(1) = no warrants issued with this financing transaction.
(2) = no debt associated with these warrants.
(3) = 75% of 20-day pre-conversion market-based price.
(4) = warrants issued in connection with SSL acquisition

The notes contain provisions on interest accrual at the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The Interest Rate shall not be less than fifteen percent (15%). Interest shall be calculated on a 360 day year. Interest on the Principal Amount shall be payable monthly, commencing 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date.

Following the occurrence and during the continuance of an Event of Default (as discussed in the Note), the annual interest rate on the Note shall automatically be increased by two percent (2%) per month until such Event of Default is cured.

The Notes also provide for liquidated damages on the occurrence of several events. During the three months ended September 30, 2006, the Company has recorded an expense of $259 as a non-registration penalty.

Debt features. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The proceeds from the financing transactions were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, the remaining value, if any, is allocated to the Note on the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (two years). For the three months ended September 30, 2006, the Company accreted $519, of debt discount related to the Notes.

WARRANTS ISSUED

The estimated fair value of the warrants at issuance were as follows:

Date of Warrants Issued    Number of Warrants    Value at Issuance    Volatility Factor
-----------------------    ------------------    -----------------    -----------------

February 13, 2006                   6,760,000           $    3,582                  72%
February 13, 2006                     520,000           $      302                  72%

These amounts have been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of on the date of issuance and the respective exercise price, a 7.0 year term, and the volatility factor relative to the date of issuance. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining time till maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at September 30, 2006, the Company used the closing price of $0.92, the respective exercise price, as well as the remaining term on each warrant, as well as a volatility of 126%. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at September 30, 2006, had increased to a fair value of $6,027, due in part to an increase in the market value of the Company's common stock to $0.92 from $0.15 at June 30, 2006 amount, as well as an increase in the volatility from 90% to126% which resulted in other expense of $2,889 on the Company's books.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

DEBT FEATURES

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes, the debt features had an estimated initial fair value as follows, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet.

                                  Debt Features
                                  -------------
Date of Note        Amount of Notes     Value at Issuance       Carrying Value
------------        ---------------     -----------------       --------------

January 27, 2006          $     112             $      69            $      43
February 9, 2006          $     246             $     133            $     113
February 13, 2006         $   7,545             $   2,515            $   1,448


In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with the closing price on original date of issuance, a conversion price based on the terms of the respective contract, a period based on the terms of the notes, and a volatility factor on the date of issuance. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at September 30, 2006, the company used the closing price of $0.92 and the respective conversion price, a remaining term coinciding with each contract, and a volatility of 126%. For the three months ended September 30, 2006, due in part to an increase in the market value of the Company's common stock to $0.92 the Company recorded other expense on the consolidated statement of operations for the change in fair value of the debt features of approximately $30. At September 30, 2006, the estimated fair value of the debt features was approximately $1,513.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The significant fluctuations can create significant income and expense items on the financial statements of the Company.

Because the terms of the convertible notes ("notes") require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the notes. Were the notes to not have contained those terms or even if the transactions were not entered into, it could have altered the treatment of the other notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The notes and warrants, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

For the three months ended September 30, 2006, we recorded other expense of $30 and $2,889, related to the increase in value of the debt features and warrants. A tabular reconciliation of this adjustment follows:

For the three months ended September 30, 2006:

         $ 2,889    expense, increase in value of warrant liability
         $    30    expense, increase in value of derivative liability
         -------
         $ 2,919    other income related to convertible debt

For the three months ended September 30, 2006, the Company recorded $519 of interest expense related to the accretion of debt related to the convertible financing.

For the three months ended September 30, 2006:

         $   519    of interest expense related to accretion of convertible debt
         -------
         $   519    of interest expense related to convertible debt

The balance of the carrying value of the convertible debt as of September 30, 2006 is:

         $ 1,605    original carrying value on convertible debt
         $  (228)   converted to equity
         $ 1,403    accretion of convertible debt
         -------
         $ 2,780    September 30, 2006 carrying value of debt

The balance of the carrying value of the derivative liability as of September 30, 2006 is:

         $ 2,717    original value of derivative liability
         $(1,234)   income, decrease in value of derivative liability
         $ 1,483    June 30, 2006 value of derivative liability
         $    30    expense, increase in value of derivative liability
         -------
         $ 1,513    September 30, 2006 value of derivative liability

The balance of the carrying value of the warrant liability as of September 30, 2006 is:

         $ 3,892    original carrying value of warrant liability
         $  (754)   income, decrease in value of warrant liability
         $ 3,138    June 30, 2006 value of warrant liability
         $ 2,889    expense, increase in value of warrant liability
         -------
         $ 6,027    September 30, 2006 value of warrant liability

NOTE 7. NOTES PAYABLE

The following summarizes notes payable (including amounts due to a related party) at June 30, 2006:

Note payable in connection with SSL acquisition, payable from net profits       $        97
Note payable in connection with All Staffing acquisition                                250
Note payable to two investors, interest at 8% per annum, payable upon demand             45
Notes payable to related party, interest at 8%, ranging from payable upon
   demand to due in 2008                                                                458
Note payable to investor, interest at 10% per quarter, payable upon demand               70
Note payable to bank related to financing of worker's compensation deposit,
interest at 7.5%, payable over 10 months through March 2007                           1,595
Note payable to Direct Bank related to purchase of Alliance Insurance Group,
   interest at 7.5%, payable over 23 months with balance due in February 2008         1,853
Note payable to a former director                                                       750
Note payable to individuals assumed with acquisition of All Staffing                    238
Other                                                                                     2
                                                                                -----------
                                                                                      5,358
Less current portion                                                                 (4,744)
                                                                                -----------
Long-term portion                                                               $       614
                                                                                ===========

NOTE 8. STOCKHOLDERS' DEFICIENCY

STOCK ISSUANCES
---------------

There were no issuance of stock during the three months ended September 30, 2006

COMMON STOCK WARRANTS
---------------------

The following is a summary of the warrant activity:

                                                              UNDERLYING COMMON
                                           PRICE PER SHARE          SHARES
                                           ---------------    -----------------

JUNE 30, 2006                               $1.00 - $20.00          7,330,000
     Granted                                      -                        -
     Exercised                                    -                        -
     Canceled                                     -                        -
                                                              -----------------
EXERCISABLE AT SEPTEMBER 30, 2006                                  7,330,000
                                                              -----------------


The weighted average remaining contractual life of warrants outstanding at September 30, 2006 is 6.35 years. The intrinsic value of the outstanding warrants at September 30, 2006 was $0. The exercise prices for warrants outstanding at September 30, 2006 are as follows:

                                 NUMBER OF             EXERCISE
                                 WARRANTS                PRICE
                                ----------             --------

                                 7,280,000             $ 1.00
                                    50,000             $20.00
                                ----------
                                 7,330,000
                                ==========

Stock Option Activity
---------------------

The following is a summary of the stock option activity:

                                                  STOCK OPTION PLANS
                                                              UNDERLYING
                                                 PRICE PER      COMMON
                                                   SHARE        SHARES
                                               --------------  ---------

           JUNE 30, 2005                       $2.00 - $5.00      135,000
                    Granted                          -                 --
                    Exercised                        -                 --
                    Canceled/Expired           $2.00 - $5.00     (135,000)
                                                                ---------
           EXERCISABLE AT SEPTEMBER 30, 2006                           --
                                                               ----------


The Company has implemented SFAS 123R for future grants of options to employees. No unvested option grants to employees were outstanding at June 30, 2006.

NOTE 9. SEGMENT INFORMATION

The Company managed and internally reported the Company's business has four reportable segments, principally, (1) temporary staffing, (2) PEO services, (3) products, and (4) corporate. Segment information for the three months ended September 30, 2006 is as follows:

Three months ended September 30, 2006
-------------------------------------
                    TEMPORARY
                     STAFFING   PEO SERVICE    PRODUCTS    CORPORATE    TOTAL

Revenues             $ 33,082   $  2,993       $    883    $      0    $ 36,958
Operating
income (loss)           1,859        282           (109)     (1,347)        685


Three months ended September 30, 2005
-------------------------------------
                    TEMPORARY
                     STAFFING   PEO SERVICE    PRODUCTS    CORPORATE    TOTAL

Revenues             $ 11,543   $       295    $    191    $       0   $ 12,029
Operating
income (loss)              21           (90)         (9)        (756)      (834)


NOTE 10. RELATED PARTY TRANSACTIONS

WARNING MANAGEMENT SERVICES, INC.
---------------------------------

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. In addition, the Company's former CFO, Mr. Randall A. Jones, was also the CFO of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies. Mr. Jones resigned from the Company effective April 15, 2006.

GUARANTEE OF INDEBTEDNESS OF WARNING
------------------------------------

As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable by Warning. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. As inducement to enter into this guarantee, the Company was given a non-cancelable 2-year payroll processing contract with ESI. The ESI note payable has been settled, paid, and released.

WARNING HAS A MONTH-TO-MONTH LEASE WITH THE COMPANY
---------------------------------------------------

Warning leases offices for its ESI subsidiary, on a month-to-month basis from the Company that started in October 2004. Monthly rental expense will be approximately $3 per month.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE
--------------------------------------------------------------------------------

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the three months ended September 30, 2005, the Company has invoiced Warning $137 for management services and $4 for reimbursement of costs. During the three months ended September 30, 2006, the Company has invoiced Warning $15 for management services and $0 for reimbursement of costs. As of September 30, 2006, the Company has a net amount owed by Warning in the amount of $188

NOTE 11. LITIGATION

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. In April 2006, Dalrada and SourceOne Group, Inc. entered into a settlement with AF2 Operating Company, LLC and other parties involved in the matter of AF2 Operating Company, LLC v. SourceOne Group Inc., et al. The net result of the settlement was that Dalrada and SourceOne Group, Inc. are obligated to make a net settlement payment of $ 203. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. These claims are currently pending.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. In July 2007, the judge dismissed Dalrada from the litigation and dismissed many, but not all, of the claims against SourceOne Group. Management has vigorously contested the claims made by Liberty. Trial is scheduled for January 2007.

On April 25, 2006, a trial occurred in the matter of LM Insurance Corporation v. Brian Bonar pending in Superior Court of California for the County of San Diego. LM Insurance Corporation asserted that SourceOne Group, Inc. had entered into a policy for insurance coverage and that Brian Bonar had personally guaranteed the premium payments. The court found in favor of Brian Bonar.

On February 10, 2005, Berryman & Henigar Enterprises ("Plaintiff"), filed a complaint in the Superior Court of California, County of San Diego, Case No. GIC842610, against Warning Model Management, Inc. for breach of a promissory note issued pursuant to terms and conditions of a certain stock purchase and sale agreement dated September 9, 2004. The Company allegedly guaranteed payments on the underlying promissory note. Plaintiff seeks principal damages of $750 in that regard. Warning Model Management, Inc. has taken the position that Plaintiff failed to disclose certain material information in the underlying transaction which thereby negates the promissory note. Warning Model Management, Inc. reached a settlement, effective as of September 30, 2005 with the Plaintiff, which requires defendants, collectively, to pay Plaintiff the aggregate sum of $380. Defendants have made the initial two payments due under the settlement and the final payment in the sum of $80 was paid in April 2006. Accordingly, the matter has been settled and all claims satisfied.

On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. The Company has filed a cross-complaint alleging various causes of action against Plaintiff and its officers, directors and/or managing agents including Thomas J. Beener, Gene Cross, George Godwin, and Edward Sano. The subject cross-complaint seeks pecuniary and punitive damages resulting from various fraudulent transactions as well as legal malpractice against Mr. Beener. In July 2006, the matter was settled with Dalrada paying $150 of legal fees incurred by Greenland.

On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1 to just over $1,000, with the great majority being less than $20.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company was in a dispute with former creditors regarding the amount of debt converted into common stock. These creditors were seeking damages totaling $316. The Company proposed a settlement in the amount of $316, based on the advice of the Company's legal counsel. Consequently, $316 was charged to operations in the accompanying financial statements for the year ended June 30, 2006. The plaintiffs have accepted the settlement offer.

NOTE 12. GAIN ON SETTLEMENT OF DEBT

During the three months ended September 30, 2006 and 2005, the Company recognized a gain on settlement of debt of $351 and $1,341, respectively, which resulted primarily from the write off of stale accounts payable and judgments. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as settlement of debt.

NOTE 13. DISCONTINUED OPERATIONS

In November 2005, the Company determined to discontinue operations of Master Staffing, its executive recruiting division. The decision was based on the Master Staffing lack of ability to generate sufficient revenue and the Company's lack of expertise in the executive recruiting business. The Company is completely exiting the executive recruiting business. The Company plans to wind down the operations of Master Staffing and close its only office over the next few months.

For the three months ended September 30, 2005, Master Staffing's revenues were $11 and losses from operations were $110. The results of operations of Master Staffing have been reported separately as discontinued operations.


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